UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sharecare, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 PROXY STATEMENT

AND

NOTICE OF 2024 ANNUAL

MEETING OF STOCKHOLDERS

June 13, 2024

10:00 a.m., Eastern Time

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

255 East Paces Ferry Road NE

Suite 700

Atlanta, GA 30305

April [x], 2024

Dear Fellow Stockholders:

On behalf of the Board of Directors of Sharecare, Inc., it is my pleasure to invite you to Sharecare’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on June 13, 2024, at 10:00 a.m., Eastern Time.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Please see “Questions and Answers About the Proxy Materials and Annual Meeting” on page 55 of the Proxy Statement.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how the Board operates and provides compensation and other information about the management team and Board.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail or the section entitled “How Do I Vote” on page 59 of the Proxy Statement. If you received a paper copy of the Proxy Statement, please use your enclosed proxy card to vote.

Thank you for your ongoing support of Sharecare.

Sincerely,

Jeff Arnold

Founder & Executive Chairman

255 East Paces Ferry Road NE

Suite 700

Atlanta, GA 30305

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: June 13, 2024 at 10:00 a.m., Eastern Time

Access: The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be virtual. A live webcast of the Annual Meeting will be available, and you will not be able to attend the Annual Meeting in person. Registration prior to the meeting is required online at www.proxydocs.com/SHCR.

Record Date: April 16, 2024

Business To Be Conducted:

• Elect the three Class III nominees named in the accompanying Proxy Statement as Class III directors for a term expiring at the 2027 Annual Meeting of Stockholders.

•   To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio in the range of 1-for-5 to 1-for-20, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than the first anniversary of the Annual Meeting, and a reduction in the authorized shares of our common stock.

• Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

• Consider such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT AND “FOR” EACH OF THE OTHER ABOVE PROPOSALS.

The Annual Meeting will be held in a virtual-only meeting format, conducted solely via live video webcast, with no physical in-person meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

Your vote is important. For instructions on voting, please refer to the Notice you received in the mail or the section entitled “How Do I Vote” on page 59 of the Proxy Statement. If you received a paper copy of the Proxy Statement, please use your enclosed proxy card to vote.

Jeff Arnold
Founder and Executive Chairman
April [x], 2024

2024 PROXY STATEMENT

We are providing this Proxy Statement (this “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Sharecare, Inc., a Delaware corporation (referred to as “Sharecare,” the “Company,” “we,” “us” or “our”), of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any reconvened or rescheduled meeting following any adjournment or postponement. The Annual Meeting will be held on June 13, 2024 at 10:00 a.m., Eastern Time, in a virtual-only meeting format, conducted solely via live video webcast, with no physical in-person meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Important Notice Regarding the Availability of Proxy Materials for Our 2024 Annual Meeting of Stockholders to be Held on June 13, 2024: We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) and this Proxy Statement (collectively, the “proxy materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the proxy materials. This Proxy Statement and our 2023 Annual Report are available at www.proxydocs.com/SHCR.

The Notice and the proxy materials are first being made available to stockholders on or about April [x], 2024.

BUSINESS AND GOVERNANCE HIGHLIGHTS	1

GOVERNANCE
PROPOSAL 1: ELECTION OF DIRECTORS	4
NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS	5
CORPORATE GOVERNANCE	14
EXECUTIVE OFFICERS	24

REVERSE STOCK SPLIT
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE CHARTER TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN THE AUTHORIZED SHARES OF OUR COMMON STOCK	26

AUDIT MATTERS
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
AUDIT COMMITTEE MATTERS	34
REPORT OF THE AUDIT COMMITTEE	35

COMPENSATION
EXECUTIVE COMPENSATION	36
DIRECTOR COMPENSATION	45

GENERAL INFORMATION	48
STOCK OWNERSHIP	48
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50
DELINQUENT SECTION 16(a) REPORTS	53
2023 ANNUAL REPORT TO STOCKHOLDERS	53
OTHER BUSINESS	53
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR AT THE 2024 ANNUAL MEETING	54

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	55

APPENDIX A: AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1

ii

BUSINESS & GOVERNANCE HIGHLIGHTS

This summary highlights information regarding our financial and operational performance, compensation program and governance as of April 16, 2024. The summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

BUSINESS HIGHLIGHTS

•

Our new Chief Executive Officer (CEO), Brent Layton, joined in January 2024 with a focus on bringing long-term growth and sustainability to Sharecare’s business. In addition to building on the strength of our core business serving self-insured employers and health plans as well as health systems and life sciences companies, Mr. Layton has already begun actively expanding opportunities for Sharecare’s business by driving momentum in Medicaid, Medicare and the Exchange, value-based care, and reinsurance.

•	We ended 2023 in a strong financial position with over $182 million in available liquidity, and successful execution of our year-end goal of delivering positive cash flow by the end of 2023.

•

Our 2023 investments in new product innovation and cost optimization and globalization efforts – enabling a $30 million in annualized cost savings – position us to deliver strong, long-term bottom-line results.

•

The Board has been in the process of evaluating a range of strategic options and formed a special committee of independent directors to evaluate multiple proposals for a potential sale transaction and alternatives thereto. Sharecare’s special committee of independent members, supported by legal and financial advisors, are continuing to actively evaluate multiple proposals for a potential sale transaction as well as developing alternative value-creation opportunities. The special committee is dedicated to being methodical in their review with the goal to maximize shareholder value. Sharecare will communicate the Board’s decision at the conclusion of the review process. No definitive decisions have been reached regarding strategic alternatives and there is no assurance if or when a transaction may occur. Please see “Strategic Review and Special Committee” below.

GOVERNANCE HIGHLIGHTS

We have a highly-experienced Board that brings a range of relevant skills and qualifications to the Company. Key highlights of our Board composition include:

•	Executive leadership and strategic experience

•	Diverse perspectives and backgrounds, with 30% of the Board comprised of racially/ethnically diverse directors

•	Healthcare and medical expertise, including related to health equity and value-based care

•	Government-sponsor healthcare expertise

•	Regulatory and governance expertise

•	Innovation, technology and digital leadership

•	Consumer engagement experience

•	Financial and accounting knowledge

•	M&A and investment management expertise

In March 2024, the Board further strengthened Sharecare’s commitment to effective governance and strategic direction with the appointment of Nicole Torraco with her extensive public company experience holding key executive roles in finance, M&A, and investment management over the last 25 years.

In addition, our governance “best practices” include the following:

Independent Board and Committees as of 4/1/2024	• 9 out of 11 of our Board members are independent. • All of our committees are composed solely of independent directors.

Separate CEO and Chairman Roles	• Currently, our CEO and Chairman roles are separate.
Empowered Independent Lead Director

•   Our independent directors elect our independent Lead Director.

•   Our Lead Director has meaningful responsibilities including:

•   serving as liaison between independent directors and the Chair;

•   chairing executive sessions of independent directors;

•   consulting with the CEO on matters relating to management effectiveness and Board performance;

•   chairing all meetings of the Board at which the Chair is not present;

•   consultation with Chair and CEO on information sent to the board; and

•   working with the Compensation and Human Capital Committee to review and approve corporate goals and objectives relevant to the CEO’s compensation.

Board Leadership Evaluation and Succession Planning	• The Board annually evaluates the CEO’s performance. • The Board annually conducts a review and assessment of the succession planning process for the CEO and other executive officers.
Majority Vote Threshold	• Our Charter and Bylaws may be amended by a majority vote of our stockholders.
Limits on Outside Board Service	• Outside directors are limited to service on four other public company boards. • Currently, our CEO does not serve on any other public company boards.
Anti-Hedging/Pledging Policy

•   Our insider trading policy prohibits our officers, directors and employees from hedging their ownership of our securities.

•   Our insider trading policy also prohibits our executive officers and directors from pledging our common stock.

•   None of our executive officers or directors holds any of our stock subject to pledge.

Clawback Policy

•   Pursuant to our clawback policy, we will seek to recover incentive-based compensation from any current or former executive officer to the extent of receipt of incentive-based compensation based on financial reporting measures, if we are required to restate those financial reporting measures within any previously issued financial statements.

No “Poison Pill”	• We do not have a “poison pill” plan in place.
Executive Sessions	• The Board and Board committees meet regularly in executive session.

COMPENSATION HIGHLIGHTS

•

NEO base salaries remained the same. However, in May 2023 each NEO elected to forgo 25% of his or her cash base salary for 12 months, and in lieu thereof received restricted stock units (“RSUs”) with a value equal to the cash amount they forwent (25% of their base salary) plus an additional 25% of value.

•

The Compensation and Human Capital Committee implemented a long-term incentive program for the NEOs to align incentives with the Company’s near-term and long-term goals and strengthen the alignment between NEOs and stockholders, including through the introduction of performance stock units (PSUs).

CORPORATE RESPONSIBILITY

As we mature as a public company, we are committed to continuing to evolve our environmental, social and governance (“ESG”) practices and disclosures, which we believe naturally align with and are already inherent in our mission to make the health system work better, together, for all, by connecting people, technology and programs to unify the system so everyone can live better, longer.

PROPOSAL 1: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board and its committees. Pursuant to our Fourth Amended and Restated Certificate of Incorporation (our “Charter”) and our Second Amended and Restated Bylaws, as amended (our “Bylaws”), our Board consists of three classes of directors, with the number of directors serving in each class equaling, as nearly as possible, one-third of the total number of directors serving on the Board. As a newly public company, we believe a classified Board is in the best interest of Sharecare and our stockholders as we believe it promotes Board continuity and stability and encourages directors to focus on the long-term success of the Company. The directors within each class serve on the Board for staggered three-year terms.

Currently, our Board consists of eleven directors, with four directors in each of Class I and Class II and three directors in Class III. The three director classes are as follows:

•   Class I, consisting of Dr. Sandro Galea, Dr. Veronica Mallett, and Jeff Sagansky, who were re-elected at the 2022 annual meeting of the stockholders, and Nicole Torraco, who was appointed by the Board in March 2024, all of whose terms will expire at the annual meeting of the stockholders held in 2025;

•   Class II, consisting of Jeff Allred, Ken Goulet, Brent Layton and Alan Mnuchin, who were re-elected at the 2023 annual meeting of the stockholders and whose terms will expire at the annual meeting of the stockholders held in 2026; and

• Class III, consisting of Jeff Arnold, John Chadwick, and Rajeev Ronanki, whose terms expire at the Annual Meeting and, therefore, are standing for election to the Board at the Annual Meeting.

Directors hold office until their successor is duly elected and qualified or until their earlier resignation, removal or death. Our directors may only be removed for cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, at a meeting called for that purpose.

Board Nominees for Election at the Annual Meeting

The terms of Messrs. Arnold, Chadwick and Ronanki, each a Class III director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Messrs. Arnold, Chadwick and Ronanki have been nominated for re-election at the Annual Meeting. Messrs. Chadwick and Ronanki joined our Board as part of the Company’s 2021 de-SPAC transaction and were originally identified and recommended to serve as a director in connection with investments made by certain Sharecare investors when Sharecare remained a privately held company. Mr. Arnold was previously our Chief Executive Officer. If elected, Messrs. Arnold, Chadwick and Ronanki will hold office for a three-year term until the annual meeting of stockholders to be held in 2027. Each director nominee has indicated their willingness to serve as a director if elected.

The persons named on the accompanying proxy card, or their substitutes, will vote for the election of the three nominees listed hereafter, except to the extent authority to vote for one or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. If any of the nominees becomes unable or unwilling to serve, the persons named as proxies on the accompanying proxy card, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Vote Required

The proxies being solicited will be voted for no more than three nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast at the Annual Meeting, which means the nominees receiving the highest number of “FOR” votes will be elected.

RECOMMENDATION OF THE BOARD
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1.

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

Director Nominees for Terms Expiring at the Annual Meeting

JEFF ARNOLD

Director Since 2021 (Chairman of Sharecare prior to the Business Combination since inception) Age: 54 Class III Executive Chairman of the Board	Key Skills: • Executive Leadership, Strategic Planning and Operations • Finance, Investment Industry and M&A • Technology, Digital Innovation and Cybersecurity

Mr. Arnold founded and served as chairman and Chief Executive Officer of Sharecare from its inception until December 2023 when he transitioned to his current role as Executive Chairman of the Board. Prior to founding Sharecare, Mr. Arnold was chairman and CEO of HowStuffWorks.com, until its sale to Discovery Communications in 2007, where he then served as chief digital strategy officer and chief architect of The Curiosity Project, until December 2011. Prior to that, in 1998, he founded and served as CEO of WebMD until 2000. Mr. Arnold has been widely recognized for his innovative contributions to media, healthcare, and technology throughout the years, including: EY naming him Entrepreneur Of The Year in the Southeast twice; being inducted into the American Academy of Achievement; being named a Global Leader of Tomorrow by the World Economic Forum; being presented with the Blumenthal Award by Johns Hopkins University; being inducted into the Honor Society of Nursing, Sigma Theta Tau International, as an honorary member; receiving the Phoenix Award by the State of Georgia; being inducted into the Technology Hall of Fame of Georgia; named a Health Care Hero by the Atlanta Business Chronicle; presented with a Groundbreaker Award by Atlanta Magazine; and honored by the Atlanta chapter of the IndUS Entrepreneurs with a Lifetime Achievement Award. Mr. Arnold is a graduate of the University of Georgia, where he majored in communications studies. He has been on numerous boards for public, private, and charitable organizations over the years and currently serves on the board of Five Star Travel, Inc. d/b/a Forbes Travel Guide (“Five Star”), is acting chairman of Five Star and is on the board of Endeavor Atlanta.

Director Qualifications

We believe Mr. Arnold is qualified to serve on our Board due to, among other things, his role as founder of Sharecare and former chief executive officer.

JOHN CHADWICK

Director Since 2021 Age: 57 Lead Independent Director Class III Compensation and Human Capital Committee (Chair)	Key Skills: • Human Capital Management • Finance, Investment Industry and M&A • Regulatory, Government & Compliance

Mr. Chadwick founded and has been a partner of Claritas Capital since its inception in 2001. Mr. Chadwick has over thirty years of experience in financial services, with over twenty five years of experience in venture capital and private equity. Mr. Chadwick represents Claritas Capital on the boards of directors of numerous privately held companies, including FOH & BOH, Five Star, Genomind, Esperta Health (formerly MyWoundDoctor), StudioNow, TwelveStone Health Partners and PeopleOne Health; and serves as an observer to the board of directors of Cogitativo and Renewvia Energy. During his tenure as a partner of Claritas Capital, Mr. Chadwick has overseen numerous investments, including Continuum 700 (sold to T-Mobile), Entrada (sold to NextGen), Empyrean Benefit Solutions (sold to Securian Financial), HCA Healthcare (IPO) and StudioNow (sold to AOL). Prior to founding Claritas Capital, Mr. Chadwick was a partner at Richland Ventures and a Vice President of the Energy Group at Chemical Bank. Mr. Chadwick also serves on the board of directors of W. S. Farish & Company, a private trust company. Mr. Chadwick earned an MBA from the Wharton School at the University of Pennsylvania and a B.A. from the University of Virginia.

On October 10, 2023, Claritas Capital and certain affiliated investment funds filed a Schedule 13D/A disclosing that Mr. Chadwick submitted a preliminary non-binding proposal (the “Proposal”) to the Board on behalf of Claritas Capital, related to the proposed acquisition, directly or indirectly, by the reporting persons of all of the shares of common stock of the Company not beneficially owned by the reporting persons. Please see “Strategic Review and Special Committee” below.

Director Qualifications

We believe Mr. Chadwick is qualified to serve on our Board due to, among other things, his extensive experience in healthcare, financings and capital structure and corporate governance.

RAJEEV RONANKI

Director Since 2021 Age: 53 Class III Independent Compensation and Human Capital Committee	Key Skills: • Executive Leadership, Strategic Planning and Operations • Healthcare and Medicine • Technology, Digital Innovation and Cybersecurity

Mr. Ronanki is a technologist in the healthcare space and bestselling author, currently serving as CEO of Lyric, a healthcare technology company. Mr. Ronanki previously served as the Senior Vice President & Chief Digital Officer of Elevance Health from June 2018 until April 2023, where he led the execution of their Digital, Artificial Intelligence, Exponential Technology and Innovation portfolios. His experience spans over 20 years of innovation-driven industry and social change across healthcare and technology. Prior to joining Elevance Health, Mr. Ronanki was a Partner at Deloitte Consulting, LLC (“Deloitte”) from June 2008 to June 2018, where he established and led Deloitte’s Life Sciences and Healthcare Advanced Analytics, Artificial Intelligence and Innovation practices. Additionally, he was instrumental in shaping Deloitte’s blockchain and cryptocurrency solutions and authored pieces on various exponential technology topics. Mr. Ronanki also led Deloitte’s strategic partnerships across a wide range of innovation programs, such as doc.ai, Singularity University, Exponential Conference Series and MIT Media Labs, that seek to evangelize disruptive technologies like artificial intelligence, blockchain and precision medicine. Mr. Ronanki obtained a Bachelor’s Degree in Mechanical Engineering from Osmania University in India and a Master’s Degree in Computer Science from the University of Pennsylvania.

Director Qualifications

We believe Mr. Ronanki is qualified to serve on our Board due to, among other things, his extensive experience leading digital innovation in the healthcare space.

Continuing Directors with Terms Expiring at the 2025 or 2026 Annual Meetings

Class I Directors

DR. SANDRO GALEA

Director Since 2021 Age: 53 Class I Independent Compensation and Human Capital Committee Nominating and Corporate Governance Committee (Chair)	Key Skills: • Human Capital Management • Healthcare and Medicine • Regulatory, Government & Compliance

Dr. Sandro Galea is a physician, epidemiologist and author and has served as the Robert A. Knox Professor, since January 2016, and Dean, since January 2015, at the Boston University School of Public Health. Dr. Galea previously held academic and leadership positions at Columbia University, the University of Michigan and the New York Academy of Medicine, including as the Gelman Professor and Chair of the Department of Epidemiology at the Columbia University Mailman School of Public Health. Dr. Galea has published over 900 scientific journal articles, 50 chapters and 18 books and his research has been cited over 70,000 times and featured extensively in current periodicals and newspapers. Dr. Galea has also been published widely in the lay press, including in The Wall Street Journal, Harvard Business Review, The Boston Globe and The New York Times, and he is a regular contributor to Fortune. Dr. Galea is an elected member of the National Academy of Medicine and currently chairs the Rockefeller-Boston University Determinants, Data, Decision Making (3-D) global high-level commission. He has served as board Chair of the Association of Schools and Programs of Public Health, president of the Society for Epidemiologic Research and the Interdisciplinary Society for Population Health Science. Dr. Galea was named one of TIME magazine’s epidemiology innovators in 2006 and has been listed by Thomson Reuters/Clarivate as one of the “World’s Most Influential Scientific Minds” for the social sciences since 2015.

Dr. Galea has received several lifetime achievement awards for his research, including the Rema Lapouse Award from the American Public Health Association and the Robert S. Laufer Award from the International Society for Traumatic Stress. Dr. Galea serves frequently on advisory groups to national and global organizations. He formerly served as chair of the New York City Department of Health and Mental Hygiene’s Community Services Board and as a member of its Health Board. He served on the Advisory Council of the National Institute on Minority Health and Health Disparities, and on the Board of Scientific Counselors, Office of Public Health Preparedness and Response. More recently, he has served on several national and state COVID-19 committees, including co-chairing the Massachusetts Public Health Association Emergency Task Force on Coronavirus and Equity. Dr. Galea holds a medical degree from the University of Toronto, graduate degrees from Harvard University and Columbia University, and an honorary doctorate from the University of Glasgow.

Director Qualifications

We believe Dr. Galea is qualified to serve on our Board due to, among other things, his extensive expertise in the medical field and significant contributions to the fields of medicine and social sciences.

DR. VERONICA MALLETT

Director Since 2021 Age: 67 Class I Independent Audit Committee Compensation and Human Capital Committee	Key Skills: • Audit & Financial Reporting • Healthcare and Medicine • Risk Management

Dr. Mallett serves as the Chief Administrative Officer of CommonSpirit Health More In Common Alliance (MICA), a historic partnership between the Morehouse School of Medicine (MSM) and Common Spirit Health (CSH) designed to improve health equity by radically increasing diversity in the healthcare work force. From April 2021 to September 2022, Dr. Mallett served as President and CEO of Meharry Medical College Ventures (MMCV), a wholly owned subsidiary of Meharry Medical College, and as the Executive Director for the Center for Women’s Health Research at Meharry from March 2020 to September 2022. As a leader, clinician, educator, and researcher, Dr. Mallett has authored over 100 articles, book chapters and abstracts combined. Dr. Mallett has served on the Faculty of Northwestern University, Wayne State University (“WSU”), University of Tennessee Health Science Center, Texas Tech Health Science Center El Paso (“Texas Tech”), holding leadership positions in each of these schools. She has over twenty years of leadership experience, as Fellowship Director and Residency Program Director at WSU, Director of Healthcare Excellence and Department Chair both at the University of Tennessee Memphis and Texas Tech where she served as founding Chair of the department of Obstetrics and Gynecology and Practice Plan Director from February 2011 to February 2017. She served as SVP and Dean of MMC School of Medicine for three years from March 2017 to March 2020, where she ran all clinical operations for the college.

Dr. Mallett attended Barnard College, Columbia University followed by medical school at Michigan State University, College of Human Medicine. Following medical school, she completed a residency in Obstetrics and Gynecology and a Fellowship in Urological Gynecology, now a board-certified subspecialty of Ob/Gyn, called Female Pelvic Medicine and Reconstructive Pelvic Surgery, at WSU in Detroit. She completed a Research and Surgical Fellowship in Electrophysiology of the Pelvic Floor/Reconstructive Surgery at St. Mary’s Hospital, Manchester, England. She is board certified in both Obstetrics and Gynecology and Female Pelvic Medicine and Reconstructive Pelvic Surgery. She has a master’s degree in Medical Management from Carnegie Mellon in Pittsburgh.

Director Qualifications

We believe Dr. Mallett is qualified to serve on our Board due to, among other things, her extensive expertise in, and significant contributions to, the field of medicine and health equity.

JEFF SAGANSKY

Director Since 2020 (FCAC prior to Business Combination) Age: 72 Class I Independent Nominating and Corporate Governance Committee	Key Skills: • Corporate Governance • Other Public Company Board Experience • Risk Management

Mr. Sagansky has served as a director of FCAC (now Sharecare) since its initial public offering in September 2020. Mr. Sagansky was the chief executive officer and chairman of Diamond Eagle Acquisition Corp. from March 2019 until the consummation of its business combination in April 2020 with DraftKings. Mr. Sagansky served as the chief executive officer and chairman of Platinum Eagle Acquisition Corp. from December 2017 until the consummation of its business combination with Target Hospitality Corp. (“Target Hospitality”) in March 2019, and continues to serve as a member of Target Hospitality’s board of directors. Mr. Sagansky has been a director of WillScot Mobile Mini Holdings Corp. (formerly WillScot Corporation) since Double Eagle Acquisition Corp. (“Double Eagle”) was formed in June 2015 and served as Double Eagle’s president and chief executive officer from August 6, 2015 until the consummation of its business combination in November 2017. Mr. Sagansky co-founded, together with Harry E. Sloan, Soaring Eagle Acquisition Corp. that merged with Gingko Bioworks in September of 2021 and Flying Eagle Acquisition Corp. that merged with Skillz in December 2020.

Mr. Sagansky was formerly chief executive officer and then vice chairman of Paxson Communications Corporation from 1998 to 2003, where he launched the PAX TV program network in 1998. Under his leadership, PAX TV became a highly rated family-friendly television network with distribution growing from 60% of U.S. television households to almost 90% in only four years. In addition, Mr. Sagansky drove substantial improvement in the network’s financial performance with compounded annual revenue growth of 24% and compounded annual gross income growth of 30% from 1998 to 2002. Prior to joining Pax, Mr. Sagansky was co-president of Sony Pictures Entertainment (“SPE”), from 1996 to 1998 where he was responsible for SPE’s strategic planning and worldwide television operations. While at SPE, he spearheaded SPE’s acquisition, in partnership with Liberty Media Corporation and other investors, of Telemundo Network Group, LLC (“Telemundo”). The transaction generated significant returns for SPE as Telemundo was sold to the National Broadcasting Company, Inc., for over six times its original investment less than three years later. Previously, as executive vice president of Sony Corporation of America (“SCA”), Mr. Sagansky oversaw the 1997 merger of SCA’s Loews Theaters unit with the Cineplex Odeon Corporation to create one of the world’s largest movie theater companies, and the highly successful U.S. launch of the Sony PlayStation video game console. Prior to joining SCA, Mr. Sagansky was president of CBS Entertainment from 1990 to 1994, where he engineered CBS’s ratings rise from third to first place in eighteen months. Mr. Sagansky previously served as president of production and then president of TriStar Pictures, where he developed and oversaw production of a wide variety of successful films. Mr. Sagansky graduated with a B.A. from Harvard College and an MBA from Harvard Business School. He also serves on the boards of Omio and Imagine Entertainment.

Other Public Company Directorships in Last Five Years

WillScot Mobile Mini Holdings Corp. (formerly WillScot Corporation) (Since 2015)

Screaming Eagle Acquisition Corp. (Since 2022)

Target Hospitality Corp. (former)

Diamond Eagle Acquisition Corp. (former)

Platinum Eagle Acquisition Corp. (former)

Director Qualifications

We believe Mr. Sagansky is qualified to serve on our Board due to, among other things, his extensive background and experience as an executive in the media and entertainment industries and his substantial mergers and acquisitions experience.

NICOLE TORRACO

Director Since 2024 Age: 45 Class I Independent	Key Skills: • Executive Leadership, Strategic Planning and Operations • Other Public Company Board Experience • Finance, Investment Industry and M&A

Ms. Torraco currently serves as Principal at K&B Global Consulting and on the board of directors of Pagaya Technologies Ltd. (Nasdaq: PGY). Ms. Torraco previously served as the President of FITTLE, the financing arm of Xerox Corporation, from January 2021 to October 2023. She grew FITTLE into a global diversified leasing business and led, among other things, forward funding deals and securitizations for FITTLE. Ms. Torraco served on Xerox’s Executive Committee and Enterprise Risk Management Committee, and was a Director on the Board of Xerox Financial Services LLC. Prior to leading FITTLE, Ms. Torraco served as Xerox’s Chief Strategy and M&A Officer from 2018 until 2021. Before joining Xerox in 2018, she was a Principal at Onex Credit, a global debt securities investor, from 2010 to 2018. Prior to that, Ms. Torraco served as a Director, Distressed and Special Situations, at Babson Capital Management. Ms. Torraco received her undergraduate degree from Harvard College and her Master of Business Administration from the Wharton School at the University of Pennsylvania. Ms. Torraco also has a Director Qualification from the American College of Corporate Directors (ACCD).

Other Public Company Directorships in Last Five Years

Pagaya Technologies Ltd. (Since 2023)

Director Qualifications

We believe Ms. Torraco is qualified to serve on our Board due to, among other things, her extensive background and experience as an executive in strategy, finance and risk management and her substantial mergers and acquisitions experience.

Class II Directors

JEFF ALLRED

Director Since 2021 Age: 70 Class II Independent Audit Committee (Chair) Nominating and Corporate Governance Committee	Key Skills: • Corporate Governance • Finance, Investment Industry and M&A • Executive Leadership, Strategic Planning and Operations

Mr. Allred is a partner at the law firm of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), where he served as the firmwide Chair of the Corporate Practice Group until December 2021. Prior to joining Nelson Mullins in April 2008, he was CEO of Griffeon Group LLC, a strategic advisory firm, from January 2007 to March 2008. Prior to that, Mr. Allred was at Premiere Global Services, Inc., a publicly traded global communications technology and services company, from July 1997 to December 2006. At Premiere, he served in various executive roles, including Executive Vice President-Strategic Development and Finance, Chief Investment Officer, and President and Chief Operating Officer, and as a member of the company’s Board of Directors. Mr. Allred serves as a director and member of the investment committee of the Kenan-Flagler Private Equity Funds. He has also served on the board of trustees, advisors and capital committees of numerous educational institutions and non-profit organizations, including as the Chairman of the Board of Visitors of the University of North Carolina at Chapel Hill and the Chairman of the Board of Advisors of the Kenan-Flagler Business School. Mr. Allred received his B.A. with Highest Honors in Political Science, his M.B.A. and his J.D. with Honors, from the University of North Carolina at Chapel Hill.

Director Qualifications

We believe Mr. Allred is qualified to serve on our Board due to, among other things, his extensive experience leading both public and private companies in a variety of leadership roles.

KEN GOULET

Director Since 2021 Age: 64 Class II Independent	Key Skills: • Healthcare & Medicine • Human Capital Management • Other Public Company Board Experience

Mr. Goulet previously served as Executive Vice President, President Commercial & Specialty Businesses at Anthem, Inc. (“Anthem”) from August 2012 until September 2015 and as Executive Vice President, President Commercial Business Unit of Anthem from October 2007 until August 2012. Prior to that, he also served as Senior Vice President, President of National Accounts and National Sales & Account Management at Anthem

(previously known as WellPoint, Inc.) from September 2006 until October 2007. During his time at Anthem, Mr. Goulet’s responsibilities included Strategy, Marketing, Product, Medical Management, Provider Engagement & Contracting and Service Operations. He successfully led Anthem through the industry’s turbulent transition to the Affordable Care Act, developing and executing the strategy and implementation of Public Exchanges. In addition, he successfully advanced Provider Collaboration strategies across the enterprise; integrated and grew Anthem’s Specialty Companies and organically grew Anthem’s Commercial Business. Before joining Anthem, Mr. Goulet spent 23 years at CIGNA Corporation where he held a number of progressive management, sales and operations positions.

Mr. Goulet also has experience serving on a number of public and private company boards and currently serves on the board of several privately held companies within the healthcare industry, including Behavioral Health Group, Quartet Health, Grouper and Rialtic. He also sits on the advisory boards of Brave Health, Centauri and NationsHearing. From December 2015 until August 2018, Mr. Goulet served on the board of directors of Cotiviti, prior to its acquisition by Veritas Capital. From April 2016 until March 2017, Mr. Goulet served on the board of Surgical Care Affiliates, prior to its acquisition by UnitedHealth’s Optum. Mr. Goulet received a Bachelor’s degree in economics from Trinity College in Hartford, Connecticut.

Other Public Company Directorships in Last Five Years

CHP Merger Corp.

(former)

Director Qualifications

We believe Mr. Goulet is qualified to serve on our Board due to, among other things, his extensive experience leading organizations as a senior executive in the digital healthcare space.

BRENT LAYTON

Director Since 2023 Age: 56 Class II	Key Skills: • Audit & Financial Reporting • Risk Management • Executive Leadership, Strategic Planning and Operations

Brent Layton has served as Chief Executive Officer of Sharecare since January 2024. Prior to joining Sharecare, Mr. Layton served as Senior Advisor to the CEO of Centene Corporation (“Centene”) (US Fortune 500), a leading multi-line healthcare enterprise that works to ensure people receive quality healthcare through government-funded programs. Mr. Layton brings to this role over 30 years of healthcare experience, with particular expertise in creating, scaling, and operating business in a highly regulated environment. Mr. Layton previously served as Centene’s President and Chief Operating Officer, where he oversaw the company’s healthcare offerings, including 31 State Medicaid Health plans, the Nation’s largest Exchange provider, Ambetter, and the Wellcare brand of Medicare products. Mr. Layton joined Centene in 2006 as Head of Business Development, overseeing the development and implementation of new health plans in more than 25 states and providing strategic guidance to state governments to help them develop effective Medicaid solutions. Prior to joining Centene, Mr. Layton ran a managed care consulting firm and created and managed a diverse group of healthcare companies. Mr. Layton received his bachelor’s degree from the University of Georgia.

Director Qualifications

We believe Mr. Layton is qualified to serve on our Board due to, among other things, his extensive experience leading organizations as a senior executive in the healthcare space, including as our CEO, and expertise in managed care and government-sponsored plan architecture and delivery.

ALAN MNUCHIN

Director Since 2020 (FCAC prior to Business Combination) Age: 63 Class II Independent Audit Committee	Key Skills: • Audit & Financial Reporting • Finance, Investment Industry and M&A • Technology, Digital Innovation and Cybersecurity

Mr. Mnuchin served as Chief Executive Officer and Chairman of FCAC (now Sharecare) from June 2020 until the closing of the Business Combination (defined below). Mr. Mnuchin founded and has been the chief executive officer of Ariliam Group, a principal investment and strategic consulting firm, since 2019. Mr. Mnuchin has invested in various media and technology companies prior to and since founding Ariliam Group. From May 2020 until December 2020, Mr. Mnuchin served as a member of the board of directors of Flying Eagle Acquisition Corp. Mr. Mnuchin served as a member of the board of directors of Target Hospitality from January 2019 to March 2019. In 2003, Mr. Mnuchin formed the boutique investment bank AGM Partners LLC, through which he has acted as a strategic M&A advisor to leading corporate, entrepreneurial and private equity clients on transactions totaling over $80 billion. Prior to founding AGM Partners, Mr. Mnuchin was the global head of the media group of Lehman Brothers from 2000 to 2003. Previously, Mr. Mnuchin was head of the media and entertainment group at Bear Stearns from 1996 to 2000. Prior to joining Bear Stearns, Mr. Mnuchin was a senior member of the communications, media and entertainment group at The Goldman Sachs Group, Inc., where he started his career in 1984, with primary responsibility for the group’s media industry efforts. Mr. Mnuchin earned an MBA from the University of Chicago and a B.S. from the Wharton School at the University of Pennsylvania.

Other Public Company Directorships in Last Five Years

Flying Eagle Acquisition Corp. (former)

Target Hospitality Corp. (former)

Director Qualifications

We believe Mr. Mnuchin is qualified to serve on our Board due to, among other things, his extensive knowledge of the media and entertainment fields and considerable experience in merger and acquisition transactions.

CORPORATE GOVERNANCE

We believe strong corporate governance promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in our Company. The Board and its committees have adopted policies and processes that foster effective board oversight of critical matters such as strategy, risk management, including cybersecurity, financial and other controls, ESG considerations, compliance and management succession planning. The Board reviews our major governance documents, policies and practices regularly in the context of current corporate governance trends, regulatory changes and recognized best practices, taking into consideration the perspectives of our stockholders. Through our website, investors.sharecare.com/corporate-governance/governance-and-charter, our stockholders have access to key corporate governance documents such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics (“Code of Ethics”), and charters of each committee of the Board.

The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of the Board operations.

BOARD STRUCTURE

The Board currently consists of eleven directors. Our Charter provides for a classified board of directors, with members of each class serving staggered three-year terms. At each annual meeting of stockholders, the successors of the directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election. We currently have four directors in each of Classes I and II and three directors in Class III. The terms of the directors in Classes I and II expire at the annual meetings in 2025 and 2026, respectively. Our stockholders are being asked to elect our Class III directors to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders.

At this time, we believe a classified board is in the best interest of Sharecare and our stockholders, as we believe it promotes Board continuity and stability and encourages directors to focus on the long-term success of the Company. In addition, we believe that our classified board structure provides protection against opportunistic attempts to control or influence the Company, including those that advance short-term agendas which could deprive our stockholders of long-term value. As we evolve as a public company, we will continue to evaluate our Board structure in light of our specific circumstances, best practices and stockholder feedback.

The size of the Board is fixed by resolution adopted from time to time by the Board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. A director elected to fill a vacancy or a newly created directorship shall hold office until the annual meeting at which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

DIRECTOR QUALIFICATIONS AND SELECTION OF NOMINEES

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and recommend director nominees to the Board, including candidates to fill any vacancies that may occur on the Board. When evaluating director candidates, the Nominating and Corporate Governance Committee considers, in view of the needs of the Board at the time, factors such as integrity and character, sound, independent judgment, and track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. Each director candidate (including any candidate for re-election) is carefully evaluated to ensure that other existing and planned future commitments will not materially interfere with his or her responsibilities as a director of our Company. Our director biographies above, as well as the Director Skills Matrix below, highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee and the Board in concluding that each nominee should serve as a director of the Company.

The Company strives to maintain a Board that reflects a diversity of experience and personal backgrounds. The Board believes that a variety of viewpoints contribute to a more effective decision-making process. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers diversity in identifying director nominees, including personal characteristics such as gender, nationality, ethnicity and age. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition. Set forth below is a Director Skills Matrix that will be updated annually by the Board as well as the Board Diversity Matrix illustrating the diversity of our current Board.

The Nominating and Corporate Governance Committee may use a variety of sources to identify candidates, including recommendations from stockholders, current directors, current executives, external consultants and others. Evaluations of prospective candidates would include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews (including, as appropriate with members of the Board, the Chief Executive Officer and other members of management), and discussions of the committee and the full Board.

The Nominating and Corporate Governance Committee considers stockholder-proposed director candidates on the same basis as recommendations from other sources. Stockholders who want to recommend a director candidate to the Nominating and Corporate Governance Committee may do so by submitting the name of the prospective candidate in writing to the following address: 255 East Paces Ferry Road NE, Suite 700 Atlanta, Georgia 30305, c/o Secretary, or shareholder@sharecare.com. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board. These requirements are described under “General Information—Stockholder Proposals and Nominations for Director at the 2025 Annual Meeting” on page 54.

DIRECTOR SKILLS MATRIX

	Jeff Arnold (Executive Chairman)	John Chadwick (Lead Director)	Jeff Allred	Dr. Sandro Galea	Ken Goulet	Brent Layton	Dr. Veronica Mallett	Alan Mnuchin	Rajeev Ronanki	Jeff Sagansky	Nicole Torraco

Audit & Financial Reporting	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓			✓		✓	✓

Executive Leadership, Strategic Planning and Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance, Investment Industry and M&A	✓	✓	✓		✓	✓		✓		✓	✓

Healthcare and Medicine	✓	✓		✓	✓	✓	✓		✓

Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Other Public Company Board Experience	✓		✓		✓			✓		✓	✓

Regulatory, Government & Compliance	✓	✓	✓	✓	✓	✓	✓		✓

	Jeff Arnold (Executive Chairman)	John Chadwick (Lead Director)	Jeff Allred	Dr. Sandro Galea	Ken Goulet	Brent Layton	Dr. Veronica Mallett	Alan Mnuchin	Rajeev Ronanki	Jeff Sagansky	Nicole Torraco

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology, Digital Innovation and Cybersecurity	✓	✓	✓	✓	✓	✓		✓	✓		✓

BOARD DIVERSITY MATRIX

	As of April 16, 2024				As of April 25, 2023

Total Number of Directors	11				10

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender

Directors	2	9	—	—	1	9	—	—

Part II: Demographic Background

African American or Black	1	—	—	—	1	—	—	—

Alaskan Native or Native American	—	—	—	—	—	—	—	—

Asian	—	1	—	—	—	1	—	—

Hispanic or Latinx	—	—	—	—	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—

White	1	6	—	—	—	6	—	—

Two or More Races or Ethnicities	—	1	—	—	—	1	—	—

LGBTQ+	—				—

Did Not Disclose	1				1

DIRECTOR INDEPENDENCE

The rules of The Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of our Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Our Board has determined that Drs. Mallett and Galea, Messrs. Allred, Chadwick, Goulet, Mnuchin, Ronanki and Sagansky and Ms. Torraco are “independent directors” as defined in the rules of Nasdaq and applicable U.S. Securities and Exchange Commission (“SEC”) rules. In determining the independence of directors, our Board evaluated certain transactions and historical relationships between Sharecare and the directors (or entities with which they are affiliated), including certain lending arrangements, consulting arrangements and arm’s length transactions between Sharecare and entities affiliated with certain of our directors. With respect to Mr. Chadwick, the Board considered his position with Claritas Capital, a significant stockholder of the Company, and its proposal to acquire the Company, and determined such relationship would not interfere with his ability to exercise independent judgment in carrying out his responsibilities as a director. Two of our directors, Mr. Arnold and Mr. Layton, are not “independent directors” as defined in the rules of Nasdaq and applicable SEC rules. Mr. Arnold served as our Chief Executive Officer until December 2023 and currently serves as Executive Chairman and is not independent due to such roles. Mr. Layton serves as our Chief Executive Officer and is not independent due to such role. There are no family relationships among any of our directors or executive officers and none of our directors is party to any legal proceedings required to be disclosed under Item 103 of Regulation S-K. Please see “Other Sharecare Related Party Transactions” for further information.

BOARD LEADERSHIP STRUCTURE

In accordance with our Corporate Governance Guidelines, our Board does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our Board, in consultation with our Nominating and Corporate Governance Committee, believes that it should have the flexibility to make the determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Currently, Mr. Layton, our Chief Executive Officer, does not serve as the Chair of the Board. As founder of our Company with experience running the day-to-day operations of the Company and executing its strategy, the Board believes Mr. Arnold is the director best qualified to act as Executive Chairman.

Our Corporate Governance Guidelines also provide that, when the position of Chair is not held by an independent director, a lead independent director (“Lead Director”) will be appointed by the independent members of the Board. John Chadwick serves as our Lead Director. As Lead Director, Mr. Chadwick, among other things, serves as the liaison between the Chair and the independent directors, presides at executive sessions of the independent directors and all other meetings of the Board at which the Chair is not present and consults with the Chair of the Board on, and approves, the schedules, agendas and information provided to the Board. The Lead Director also works in conjunction with the Compensation and Human Capital Committee to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, determine and approve the Chief Executive Officer’s compensation (including base salary, bonus, long term incentives, and other applicable prerequisites) based upon such evaluation, and communicate with the Chief Executive Officer regarding the foregoing. Mr. Chadwick is available for consultation and direct communication with stockholders upon request. The independent members of the Board selected Mr. Chadwick for this role because of, among other attributes, his extensive board room experience, leadership qualities and ability to facilitate meaningful discussion by encouraging participation, soliciting feedback, ensuring all viewpoints are heard and considered and building consensus among the group.

The Board believes that Mr. Arnold, as Executive Chairman, together with an empowered and independent Lead Director, provide the appropriate leadership and Board oversight of our Company.

MEETINGS OF THE BOARD AND ATTENDANCE AT THE ANNUAL MEETING

Our Board held four regularly scheduled meetings in 2023 and approximately five special/informal meetings throughout the year. Each director who was a member of the Board during 2023 participated, in person or by telephone, in at least 75% of the aggregate of Board and committee meetings on which he or she served (during the period that such director served). Our directors are encouraged to attend all annual and special meetings of our stockholders.

EXECUTIVE SESSIONS

Executive sessions, which are meetings of the independent members of the Board, are held periodically. The committees of the Board, as described more fully below, also meet in executive sessions as deemed appropriate.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition and operation, director compensation and executive succession planning and retention. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. We also have a Code of Ethics for Chief Executive Officer and Financial Officers (the “Financial Code of Ethics”) that applies to our Chief Executive Officer and financial officers, including the Chief Financial Officer, Chief Accounting Officer and other employees performing similar functions. The Code of Ethics and Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Ethics also contains a 24-hour Compliance Hotline to anonymously report compliance or ethics concerns. These submissions, if any, are reviewed at least quarterly by the Audit Committee. A copy of the Code of Ethics (which includes the Financial Code of Ethics) is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website rather than by filing a Current Report on Form 8-K.

BOARD COMMITTEES

The Board maintains an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee. All members of the Audit Committee, Compensation and Human Committee and Nominating and Corporate Governance Committee are independent.

The following table shows the current members of each standing committee, as well as the number of official meetings held during 2023. At this time, the Board does not expect any changes to the composition of the committees for the year ending December 31, 2024.

Director	Audit	Compensation and Human Capital	Nominating and Corporate Governance

Jeff Allred	✓*^		✓

John Chadwick		✓*

Dr. Sandro Galea		✓	✓*

Dr. Veronica Mallett	✓	✓^

Alan Mnuchin	✓

Rajeev Ronanki		✓^

Jeff Sagansky			✓

Number of Meetings	5	6	5

✓= Current Committee Member; * = Chair; ^ = Was not a member of Committee until November 2023

Audit Committee

Our Audit Committee is responsible, among its other duties and responsibilities, for assisting the Board in overseeing our accounting and financial reporting processes, the audits of our financial statements, the preparation and integrity of our financial statements, the performance of our internal finance and accounting personnel and our independent registered public accounting firms and the qualifications and independence of our independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter.

The members of our Audit Committee are Dr. Mallett and Messrs. Allred (Chair) and Mnuchin. The Board has determined each member of the Audit Committee is “independent” as defined under Nasdaq and Securities Exchange Act of 1934, as amended (“Exchange Act”), rules and regulations. Each member of the Audit Committee has also been determined to be “financially literate” under the Nasdaq rules, and each of Messrs. Allred and Mnuchin has been designated as an “audit committee financial expert.”

Our Corporate Governance Guidelines state that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than two other public companies, unless the Board determines in its business judgment that such simultaneous service will not impair the director’s ability to serve on our Audit Committee and that such simultaneous service is otherwise in the best interests of the stockholders. At present, Dr. Mallett and Messrs. Allred and Mnuchin do not sit on more than two other audit committees of public companies.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and executive compensation agreements with, the executive officers and directors of our Company (including our Chief Executive Officer), establishing our general compensation and human capital management policies and reviewing and making recommendations concerning long-term incentive compensation plan. The Compensation and Human Capital Committee periodically reviews management development and corporate succession plans. The Compensation and Human Capital Committee also oversees our human capital management, including our policies with respect to performance management, talent management, diversity, equity and inclusion, work culture and the development and retention of our workforce. The charter of the Compensation and Human Capital Committee is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter.

The members of the Compensation and Human Capital Committee are Messrs. Chadwick (Chair) and Ronanki and Drs. Galea and Mallett. The Board has determined that each member of the Compensation and Human Capital Committee is an independent director, and that Drs. Gaela and Mallet are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation and Human Capital Committee has the authority to retain compensation consultants, outside counsel and other advisers. In 2023, the Compensation and Human Capital Committee again engaged Frederic W. Cook & Co. (“FW Cook”) to advise it on executive compensation program design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its executive officers, including the NEOs, and non-employee directors. The Compensation and Human Capital Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent, taking into account FW Cook’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation and Human Capital Committee determined that FW Cook’s work has not raised any conflict of interest and FW Cook is independent.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for developing and recommending to our Board criteria for appointment as a director, reviewing the composition of the Board and its committees and identifying, considering, recruiting and recommending candidates to the Board for election to the Board (including review of candidates recommended by stockholders). The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines and policies that are applicable to us, and overseeing Board and committee evaluations. The charter of the Nominating and Corporate Governance Committee is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter. The members of the Nominating and Corporate Governance Committee are Dr. Galea (Chair) and Messrs. Allred and Sagansky. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director.

Compensation Committee Interlocks and Insider Participation

The Compensation and Human Capital Committee consists of Messrs. Chadwick (Chair) and Ronanki and Drs. Galea and Mallett. None of the members of the committee have at any time been an officer or employee of Sharecare. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on our Compensation and Human Capital committee or the Sharecare Board. No member of the Compensation and Human Capital Committee has any relationships requiring disclosure under Item 404 of Regulation S-K.

STRATEGIC REVIEW AND SPECIAL COMMITTEE

To evaluate a range of strategic options, the Board formed a special committee of independent directors to review multiple proposals for a potential sale transaction and alternatives thereto. Sharecare’s special committee of independent members, supported by legal and financial advisors, is continuing to actively evaluate multiple proposals for a potential sale transaction as well as develop alternative value-creation opportunities. The special committee is dedicated to being methodical in their review with the goal to maximize shareholder value. Sharecare will communicate the Board’s decision at the conclusion of the review process. No definitive decisions have been reached regarding strategic alternatives and there is no assurance if or when a transaction may occur. Sharecare stockholders do not need to take any action at this time.

COMMUNICATIONS WITH THE BOARD

Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing or emailing the Board or to the particular member or members of the Board, at Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305 c/o Secretary, or board@sharecare.com. Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of common stock or Series A Preferred Stock (as defined herein) are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of common stock or Series A Preferred Stock that are owned of record by the record holder and beneficially by the beneficial owner.

The Board has designated our Secretary as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The Secretary may communicate with the sender for any clarification. In addition, the Secretary will promptly forward to the chair of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to Sharecare. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward to the Board or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate materials.

RISK OVERSIGHT

The Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for evaluating the integrity of the Company’s accounting and financial reporting systems, including the audit of the Company’s annual financial statements by the independent auditors, and that appropriate systems of control are in place. The Audit Committee reports to the Board on a regular basis and the Board, upon the recommendation of the Audit Committee, takes the actions that are necessary to ensure the integrity of the Company’s accounting and financial reporting systems and that appropriate controls are in place. The Compensation and Human Capital Committee evaluates risks arising from our compensation policies and practices. The Audit Committee and the Compensation and Human Capital Committee provide reports to the full Board regarding these and other matters. Our Nominating and Corporate Governance Committee evaluates and oversees ESG matters applicable to the Company and reports to the full Board as appropriate.

CYBERSECURITY RISKS

The Audit Committee has primary responsibility for the oversight of cybersecurity, privacy and controls pursuant to its charter. As part of this, the Audit Committee will receive reports related to such matters, including the results of any periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our internal preparedness. In addition, our cybersecurity management team provides periodic updates to the Audit Committee related to the threat landscape, risks, initiatives, and security incidents. If escalation is needed, such matters would be presented to the full Board.

STOCK OWNERSHIP GUIDELINES

The Board believes that ownership of the Company’s stock by the senior executives and directors strengthens their commitment to the future of the Company and further aligns their interests with those of the stockholders of the Company. Accordingly, the Board expects that, to the extent practicable, the Chief Executive Officer, the other senior executive officers and the Company’s directors shall own Company stock or other equity-based instruments. However, the Board believes that the number of shares of the Company’s stock owned by each director and executive officer is a personal decision and has not established minimum ownership guidelines.

HEDGING, PLEDGING, AND INSIDER TRADING POLICY

Our insider trading policy prohibits our officers, directors and employees from hedging their ownership of our securities, including the prohibition from engaging in short sales of our common stock and from purchasing or selling any derivative securities, or entering into any derivatives contracts relating to our securities. Our insider trading policy also prohibits our officers, directors and employees from purchasing or selling Sharecare securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan).

Our insider trading policy prohibits our executive officers and directors from pledging our common stock. None of our executive officers or directors holds any of our stock subject to pledge.

CLAWBACK POLICY

In connection with the SEC’s and Nasdaq’s recently approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, our Board has adopted a new clawback policy. Under the policy, if the Company is required to restate its financial results (i) due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements, or (ii) to correct an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected during the current period or left uncorrected in the current period, then the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former Section 16 officers. The amount to be recovered from the executive officer will be based on the excess, if any, of the incentive-based compensation (whether cash or equity-based) paid to the executive officer (during the three-year period preceding the date on which the Company is required to prepare an accounting restatement), to the extent the same is based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.

BOARD AND COMMITTEE EVALUATIONS

The charters of each of the Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee require an annual performance evaluation. Based on information arising out of these evaluations, the Board updates and revises its processes and practices, providing feedback to the Board’s committees and members as needed to ensure the Board and its committees operate in the most efficient and effective manner possible.

CONFLICTS OF INTEREST

The Code of Ethics governs our conflicts of interest policy. The Code of Ethics requires officers, directors and employees to avoid conflicts of interest, defined as situations where private interests influence or appear to influence the interests of the Company or when, because of the role of an officer, director or employee within the Company, such officer, director or employee, or their friends or family benefit.

RELATED PARTY TRANSACTIONS

See “Related Party Transactions Policy” on page 52 for a discussion of our policies and procedures for related person transactions.

DIRECTOR CHANGE IN CIRCUMSTANCES

The Board does not believe that directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board. Promptly following such event, the director must notify the Nominating and Corporate Governance Committee, which shall review the continued appropriateness of the affected director remaining on the Board under the circumstances. The affected director is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation following such review.

SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT

As part of its responsibilities under its charter, the Compensation and Human Capital Committee oversees the succession planning process for the CEO and the senior leadership team to ensure that critical business capabilities are safeguarded. The Board receives updates and recommendations from the Compensation and Human Capital Committee regarding retention and succession planning for our Chief Executive Officer and other key members of the Company’s senior management team. The Compensation and Human Capital Committee monitors the Company’s executive management team for high potential internal CEO succession candidates, all of whom have ongoing exposure to the Board. The plan of succession includes an assessment of the experience, performance, skills and planned career paths for possible successors for the Chief Executive Officer position and other key executive roles, as well as emergency succession considerations. The Compensation and Human Capital Committee leads the annual review of the Chief Executive Officer’s performance, in which all Board members provide input, and oversees the performance review of senior executives for purposes of compensation decisions, succession planning and leadership development. We believe continuity of leadership is critical to our ongoing success and that at our process is effective in preparing us for sustained, long-term effective leadership.

OVERBOARDING

Our Corporate Governance Guidelines provide that directors who also serve as Chief Executive Officer or in equivalent positions at the Company or other companies should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Board, unless the Board determines in its business judgment that such simultaneous service will not impair the director’s ability to serve on the Company’s Board and that such simultaneous service is otherwise in the best interests of the stockholders. Members of the Audit Committee shall not serve on the audit committees of more than two other public company audit committees, unless the Board determines in its business judgment that such simultaneous service will not impair the director’s ability to serve on the Company’s Audit Committee and that such simultaneous service is otherwise in the best interests of the stockholders.

It is expected that before accepting another board position a director will consider whether that service will compromise his or her ability to perform his or her present responsibilities for the Company and provide advance notice to the Board of acceptance of an invitation to serve on the board of any other public company. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

EXECUTIVE OFFICERS

The following table sets forth information about our executive officers as of April 16, 2024.

Name	Age	Present Positions

Jeff Arnold	54	Founder and Executive Chairman

Brent Layton	56	Chief Executive Officer

Justin Ferrero	50	President, Chief Financial Officer

Dawn Whaley	55	President, Chief Marketing Officer

Colin Daniel	53	Chief Administrative Officer

Carrie Ratliff	42	Chief Legal Officer

Jeff Arnold serves as Founder and Executive Chairman of the Board. His business experience is discussed above in “Proposal 1—Election of Directors—Continuing Directors with Terms Expiring at Annual Meeting.”

Brent Layton has served as Chief Executive Officer of Sharecare since January 2024. His business experience is discussed above in “Proposal 1 – Election of Directors – Continuing Directors with Terms Expiring at the 2025 or 2026 Annual Meetings.”

Justin Ferrero has served as President and Chief Financial Officer of Sharecare since its inception. Responsible for technology, finance, corporate development, and strategic partnerships since Sharecare’s inception, Mr. Ferrero has played a key leadership role in helping to drive Sharecare’s long-term growth strategy. Before joining Sharecare, Mr. Ferrero was executive vice president and chief financial officer for HowStuffWorks until 2011. Before HowStuffWorks, Mr. Ferrero was a partner and founding member of The Convex Group, a media and technology holding company that owned HowStuffWorks until its sale to Discovery. Prior to The Convex Group, Mr. Ferrero was an associate with the Conseco Private Capital Group, where he gained extensive experience in corporate finance, mergers and acquisitions, and corporate organization and governance. Mr. Ferrero holds a bachelor’s degree in economics from the University of North Carolina at Chapel Hill. Mr. Ferrero currently serves on the board of directors for Five Star. He was named for the past three years to Atlanta Magazine’s Atlanta 500, a list of the city’s most influential leaders.

Dawn Whaley has served as President and Chief Marketing Officer of Sharecare since its inception. Ms. Whaley is involved in the development of overall corporate strategy and scaling operational execution, and is directly responsible for marketing, strategic partnerships, and business development. Previously, Ms. Whaley was the executive vice president of marketing and strategic relationships for HowStuffWorks, where she helped manage operations, marketing, and corporate development. Ms. Whaley was also a founding member of The Convex Group, the media and technology holding company that acquired HowStuffWorks in 2002, until its sale to Discovery. Prior to her role with The Convex Group, Ms. Whaley served as executive vice president for Alexander Ogilvy Public Relations, a leading, high-tech communications firm, and helped to orchestrate its acquisition by WPP in 1998. Ms. Whaley holds a bachelor’s degree in telecommunications and business management from the University of Georgia. Ms. Whaley currently holds positions on the boards of directors for Five Star and the American Heart Association’s Metro Atlanta Division, for which she served on the executive committee for multiple years, and as Co-Chair in 2021, of the Go Red for Women annual fundraiser. Additionally, she was named to the Atlanta 500 for the past three years, bestowed with Atlanta Magazine’s Groundbreaker Award and selected as a Diversity in Technology Game Changer by the Technology Association of Georgia.

Colin Daniel has served as Chief Administrative Officer of Sharecare since January 2022, in which capacity Mr. Daniel oversees the Company’s HR and Accounting operations. Prior to his appointment as chief administrative officer, Mr. Daniel served as the EVP of Finance and Human Resources of Sharecare since its inception. In that role, Mr. Daniel oversaw various accounting, financial and operational roles across Sharecare. Prior to joining Sharecare, Mr. Daniel was the chief financial officer of HowStuffWorks.com from March 2002 until its sale to Discovery Communications in 2007. Mr. Daniel has over 25 years of experience in similar roles with digital media companies. Additionally, Mr. Daniel also serves as the Treasurer and Secretary of the Sharecare Foundation, a position he has held since May 2017. Mr. Daniel holds a CPA license and received his bachelor’s degree in Finance from the University of Georgia.

Carrie Ratliff has served as Chief Legal Officer of Sharecare since January 2022. Prior to joining Sharecare, Ms. Ratliff served as Senior Vice President and Corporate Secretary for Change Healthcare from 2018 to January 2022. Ms. Ratliff was previously with the law firm King & Spalding LLP, and was a partner at the firm until 2018. She holds a bachelor’s degree from the University of Miami and a law degree from the University of Virginia School of Law.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE CHARTER TO AUTHORIZE THE BOARD TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN THE AUTHORIZED SHARES OF OUR COMMON STOCK

The Reverse Stock Split Charter Amendment

Our Board adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval a Certificate of Amendment to the Charter (the “Reverse Stock Split Charter Amendment”) to (i) authorize our Board to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) with a ratio in the range between and including 1-for-5 shares and 1-for-20 shares of each of our common stock, par value $0.0001 per share (our “Common Stock”), with the exact ratio within such range to be determined by our Board in its discretion (such ratio, the “Final Ratio”), and (ii) reduce the total number of authorized shares of Common Stock in proportion to the Final Ratio (“Authorized Share Reduction”), in each case subject to the Board’s authority to determine when to file the Reverse Stock Split Charter Amendment and to abandon the Reverse Stock Split Charter Amendment notwithstanding stockholder approval. The Reverse Stock Split, if implemented, will also affect outstanding warrants, options and restricted stock units, as described in “Effect on Outstanding Options, Warrants and Restricted Stock Units” below and preferred stock, as described in “Effect on Preferred Stock” below. Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split and Authorized Share Reduction any time after the approval of the Reverse Stock Split Charter Amendment but prior to the date that is one year after the approval of the Reverse Stock Split Charter Amendment, with the exact exchange ratio and timing to be determined at the discretion of the Board and set forth in a public announcement. Notwithstanding stockholder approval of the Reverse Stock Split and Authorized Share Reduction, the Board may determine in its discretion not to effect the Reverse Stock Split or the Authorized Share Reduction.

The text of the proposed amendment is set forth in Appendix A and is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed Reverse Stock Split Charter Amendment. Stockholders are urged to carefully read Appendix A.

If implemented, the Reverse Stock Split will be realized simultaneously for all outstanding Common Stock. The Reverse Stock Split will affect all holders of Common Stock uniformly, and no stockholder’s interest in the Company will be diluted as each stockholder will hold the same percentage of Common Stock outstanding, as applicable, immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The relative voting rights and other rights and preferences that accompany the shares of Common Stock will not be affected by the Reverse Stock Split. The Reverse Stock Split Charter Amendment will reduce the number of authorized shares of Common Stock in proportion to the Final Ratio and will not change the par value of the Common Stock (which, in each case, will remain at $0.0001 per share).

Background

As of April 16, 2024, our Common Stock was listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SHCR.” On April 5, 2024, the Company received notification from Nasdaq that we were not in compliance with Rule 5450(a)(1) of Nasdaq’s listing requirements because our per share closing bid price had been below $1.00 for thirty consecutive business days. If our Common Stock is delisted, our Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of Common Stock outstanding and proportionately increase the market price of the Common Stock above $1.00 per share to meet the continued listing minimum bid price requirements of Nasdaq. Management and the Board believes that delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of our equity securities and would significantly affect the ability of investors to trade the Company’s securities. Delisting would also negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Markets and the pink sheets, are generally considered to be less efficient markets with greater transaction costs. The Board intends to effect the Reverse Stock Split only if and when it believes that a decrease in the number of shares outstanding is in the best interests of the Company and the Company’s stockholders and is likely to improve the trading price of the Common Stock and improve the likelihood that we will be allowed to maintain the Company’s continued listing on. Accordingly, the Company’s Board has approved the Reverse Stock Split to help ensure that the share price of the Common Stock meets the continued listing requirements of Nasdaq.

Reasons for the Authorized Share Reduction

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of common stock. However, without the Authorized Share Reduction, the Reverse Stock Split would significantly increase the proportion of unissued, authorized shares of Common Stock to issued and outstanding shares of Common Stock. The Board believes that effecting the Authorized Share Reduction in connection with the Reverse Stock Split will maintain alignment with the market expectations regarding the number of shares of authorized Common Stock in comparison to the number of shares issued or reserved for issuance, and ensure that we do not have what some shareholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance following the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of the Company’s stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split, and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out the Reverse Stock Split only upon the Board’s determination that the Reverse Stock Split would be in the best interests of the Company’s stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the Board may consider numerous factors including, but not limited to:

•	the historical and projected performance of the Company’s Common Stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	business developments affecting us;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our Common Stock and the Company’s ability to maintain continued listing on Nasdaq;

•	the Company’s capitalization (including the number of shares of Common Stock issued and outstanding);

•	the then-prevailing trading price for the Common Stock and the volume level thereof; and

•	the potential devaluation of the Company’s market capitalization as a result of the Reverse Stock Split.

The Board intends to select a Reverse Stock Split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to the issued and outstanding Common Stock, each holder of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of Common Stock upon effectiveness of the Reverse Stock Split.

Based on 362,199,113 shares of our Common Stock outstanding as of April 16, 2024, following table provides examples of the results of a Reverse Stock Split at various ratios between 1-for-5 and 1-for-20:

	Prior to Reverse Stock Split	Assuming a 1-for-5 Reverse Stock Split	Assuming a 1-for-10 Reverse Stock Split	Assuming a 1-for-15 Reverse Stock Split	Assuming a 1-for-20 Reverse Stock Split

Aggregate Number of Shares of Common Stock	362,199,133	72,439,823	36,219,911	24,146,608	18,109,956

Effect on Preferred Stock

Pursuant to our Charter, our authorized capital stock consists of 15,000,000 shares preferred stock, par value $0.0001 per share (our “Preferred Stock”), including 5,000,000 shares of Series A redeemable convertible preferred stock (out “Series A Preferred Stock”). The Reverse Stock Split Charter Amendment would not impact the total authorized number of shares of our Preferred Stock or the par value of our Preferred Stock.

With respect to the outstanding shares of our Series A Preferred Stock, each such share is convertible into our Common Stock based on the conversion price, which will be automatically adjusted upon the effectiveness of the Reverse Stock Split pursuant to the Certificate of Designations of our Series A Preferred Stock. Therefore, if the Reverse Stock Split is approved and implemented, the Common Stock issuable upon conversion of our Series A Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split may not increase the price of our Common Stock over the long-term.

As noted above, a principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to enhance our ability to satisfy Nasdaq’s continued listing requirements. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split may decrease the liquidity of our Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of

Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Interest of Directors and Executive Officers

Our officers and directors have an interest in the Reverse Stock Split and Authorized Share Reduction as a result of their ownership of shares of Common Stock. However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Effect on Registered and Beneficial Stockholders

If you hold shares of Common Stock in “street name” through an intermediary, we will treat your Common Stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in street name. However, these intermediaries may have different procedures for processing a reverse stock split. If you hold shares of Common Stock in street name, we encourage you to contact your intermediaries.

Registered “Book-Entry” Holders of Common Stock

If you hold shares of Common Stock electronically in book-entry form with our transfer agent Continental Stock Transfer & Trust Company, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Common Stock held following the reverse stock split.

Effect on Registered Stockholders Holding Certificates

None of our stockholders of record hold their shares of our Common Stock in certificate form or a combination of certificate and book-entry form.

Effect on Outstanding Options, Warrants and Restricted Stock Units

Upon the Reverse Stock Split, if approved and implemented, all outstanding options, warrants, restricted stock units and future or contingent rights to acquire Common Stock will be adjusted to reflect the Reverse Stock Split. With respect to all outstanding options, warrants and restricted stock units for Common Stock, the number of shares of Common Stock that such holders may purchase upon exercise of such options or warrants or that will be issued on the vesting of restricted stock units will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the Reverse Stock Split.

Under our 2021 Omnibus Incentive Plan (the “2021 Plan”), the Compensation and Human Capital Committee will determine the appropriate adjustments to awards granted under the 2021 Plan in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares reserved for issuance under the 2021 Plan, as well as the number of shares subject to any outstanding award under the 2021 Plan and the exercise price, grant price or purchase price relating to any such award will be expected to be proportionately adjusted by the Compensation and Human Capital Committee to reflect the Reverse Stock Split.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share of Common Stock as a result of the Reverse Stock Split will be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share of the Common Stock as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split) on the date of the Reverse Stock Split. If such shares are subject to an award granted under our 2021 Plan, each fractional share of Common Stock will be rounded down to the nearest whole share of Common Stock in order to comply with the requirements of Sections 409A and 424 of the Code.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split and Authorized Share Reduction, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split and Authorized Share Reduction will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split and Authorized Share Reduction other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board elects to effect the Reverse Stock Split and Authorized Share Reduction, we will effect the Reverse Stock Split and Authorized Share Reduction by filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split and Authorized Share Reduction will become effective, and the combination of, and reduction in, the number of our outstanding shares and our authorized Common Stock as a result of the Reverse Stock Split and Authorized Share Reduction will occur automatically, at the time of the filing of the Reverse Stock Split Charter Amendment (referred to as the “Effective Time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the Effective Time are physically surrendered for new stock certificates. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of the corresponding number of post-Reverse Stock Split shares. The text of the Reverse Stock Split Charter Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split and Authorized Share Reduction.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split and Authorized Share Reduction if, at any time prior to filing the Reverse Stock Split Charter Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Reverse Stock Split and Authorized Share Reduction. By voting in favor of the Reverse Stock Split Charter Amendment, you are also expressly authorizing the Board to delay or abandon the Reverse Stock Split and Authorized Share Reduction. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split and Authorized Share Reduction to U.S. Holders (as defined below) of our Common Stock. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and Authorized Share Reduction and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, including but not limited to banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, and tax-exempt entities. Other stockholders also may be subject to special tax rules, including but not limited to: stockholders who received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary only applies to U.S. Holders (defined below) who have held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split and Authorized Share Reduction (whether or not such transactions are in connection with the Reverse Stock Split and Authorized Share Reduction), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the Reverse Stock Split, the Authorized Share Reduction or otherwise.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to your tax consequences of the Reverse Stock Split and Authorized Share Reduction. As used herein, the term “U.S. Holder” means a beneficial owner of Common Stock that is, for federal income tax purposes: a citizen or resident of the U.S.; a corporation or other entity taxed as a corporation created or organized in or under the laws of the U.S. or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split and Authorized Share Reduction.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their owners of the Reverse Stock Split.

The Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result:

•

no gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split,

•

the aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split should be the same as the U.S. Holder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor (increased by the amount of income or gain, if any, recognized on the receipt of a whole share in lieu of a fractional share), and

•

the U.S. Holder’s holding period for the post-Reverse Stock Split shares generally should include the period during which the U.S. Holder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU ARE STRONGLY ADVISED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Accounting Matters

The par value of the Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. The stockholders’ equity, in the aggregate, will remain unchanged. Our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the Effective Time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of Common Stock outstanding.

Required Vote

Approval and adoption of this proposal requires the affirmative vote of a majority of our outstanding shares of Common Stock and Preferred Stock (voting together on an as-converted basis).

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION.

PROPOSAL 3: RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder ratification of the appointment of EY is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of EY. EY served as our independent registered public accounting firm for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 and has served as the independent registered public accounting firm for Legacy Sharecare (our accounting predecessor) since 2011. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of EY is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Required Vote

Ratification of the appointment of EY as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE MATTERS

Fees Paid to EY

The following table presents, for the fiscal years ended December 31, 2023 and 2022, fees billed to the Company by EY for the audit of our annual financial statements, audit-related services, tax fees and all other services.

	2023	2022
	(in thousands)

Audit fees(1)	$2,790	$2,220

Audit-related fees(2)	305	128

Tax fees(3)	110	189

All other fees(4)	7	5

Total Fees	$3,212	$2,542

(1)

“Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)

“Audit-related fees” consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in the fees reported in the table above under “Audit Fees.” For the fiscal year ended December 31, 2022 this primarily consists of fees for services provided in connection with preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	“Tax fees” consist of fees billed for professional services related to tax compliance, tax planning and tax advice.

(4)	“All other fees” consist of fees billed for all other services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee is also directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by EY, and considers and is required to pre-approve the engagement of EY for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

REPORT OF THE AUDIT COMMITTEE

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, maintaining a system of internal control and having appropriate accounting and financial reporting principles and policies. The Company’s independent registered public accounting firm, EY, is responsible for planning and carrying out an audit of the Company’s consolidated financial statements in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee monitors and oversees these processes.

As part of the oversight process, the Audit Committee met throughout the year with EY, senior management of the Company and the Company’s internal auditor, both together and separately in closed sessions. In the course of fulfilling its oversight responsibilities, the Audit Committee did, among other things, the following in the fiscal year ended December 31, 2023

•	reviewed and discussed with management and EY the Company’s consolidated financial statements for the fiscal year ended December 31, 2023;

•	discussed with EY the matters required by applicable requirements of the PCAOB and the SEC;

•

received the written disclosures and letter from EY required by the applicable requirements of the PCAOB regarding EY’s communication with the Audit Committee concerning independence and discussed with EY its independence; and

•	based on the foregoing review and discussions with management and EY, recommended to the Board that the audited consolidated financial statements be included in the Company’s 2023 Annual Report.

This report has been submitted by the current members of the Audit Committee:

Audit Committee

Jeff Allred (Chair)

Dr. Veronica Mallett

Alan G. Mnuchin

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of Sharecare’s executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the Summary Compensation Table below.

For the year ending December 31, 2023, Sharecare’s named executive officers (“NEOs”) were:

•	Jeff Arnold, Founder and Executive Chairman (Chief Executive Officer until January 2024);

•	Justin Ferrero, President and Chief Financial Officer; and

•	Dawn Whaley, President and Chief Marketing Officer

The objectives of Sharecare’s executive compensation program are to provide a total compensation package to each NEO that will enable Sharecare to attract, retain, incentivize and reward deeply talented and qualified executives, align the interests of Sharecare’s executive team with those of its stockholders, encourage individual and collective contributions to the successful execution of Sharecare’s short- and long-term business strategies and reward NEOs for performance.

The Compensation and Human Capital Committee (for purposes of this Executive Compensation section, the “Committee”) sets our executive compensation philosophy and oversees our compensation program. The Committee oversees and determines the compensation of the executive officers. The Committee has the authority to establish the compensation mix it believes is appropriate for each NEO, as well as any performance measures, goals, targets and business objectives that may be applicable with respect to any component of such compensation mix. The Compensation and Human Capital determines the benefits and severance arrangements, if any, that we make available to executive officers.

In November 2023, Sharecare announced that Brent Layton, a current member of the Board, would be appointed Chief Executive Officer, effective January 2, 2024. At that time, Jeff Arnold transitioned to the role of Executive Chairman, remaining active in the business day-to-day and working closely with Mr. Layton.

Background – Business Combination

On July 1, 2021, Falcon Capital Acquisition Corp., our predecessor company (“FCAC”), consummated a business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021, by and among FCAC, FCAC Merger Sub Inc., a wholly-owned subsidiary of FCAC (“Merger Sub”), Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), and Colin Daniel, solely in his capacity as representative of the Legacy Sharecare stockholders (the “Stockholder Representative”) (the “Merger Agreement”). Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as successor to FCAC). In connection with the Business Combination, FCAC changed its name to “Sharecare, Inc.”

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation of the NEOs for the years ended December 31, 2023 and December 31, 2022. Certain other information is provided in the narrative sections following the Summary Compensation Table.

Name and principal position	Year	Salary ($) (1)	Bonus ($) (2)	Stock awards ($) (3)	Option awards ($)	Non-equity Incentive Plan compensation ($)[1]	All other compensation ($) (4)	Total ($)

Jeff Arnold	2023	614,757	—	17,218,750	—		28,800

Founder and Executive Chairman (Former CEO)	2022	673,077	437,500	—	—	—	30,682	1,141,259

Justin Ferrero	2023	398,150	—	6,640,625	—		15,026

President and Chief Financial Officer	2022	432,692	281,250	—	—	—	11,146	725,088

Dawn Whaley	2023	398,150	—	6,640,625	—		32,314

President and Chief Marketing Officer	2022	432,692	281,250	—	—	—	28,984	742,926

(1)

The amounts in this column include salary earned by the executive in 2022 or 2023, as applicable. For 2022, one pay period of Mr. Arnold and Mr. Ferrero’s salary was not paid to either of them in 2022 as a result of cost-saving measures by the Company (but such waived amounts are none the less included in the above).

(2)

The amounts in this column represent the discretionary bonuses paid to each NEO for 2022 equal to 62.5% of each NEO’s base salary, which took into consideration unexpected events impacting the attainability of previously set performance goals, successful strategic product and innovation initiatives and a holistic view of performance.

(3)

The amounts represent the aggregate grant-date fair value of restricted stock units (“RSUs”) or performance-based RSUs (“PSUs”), as applicable, granted to each NEO, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included in the 2023 Annual Report for a discussion of the assumptions made by Sharecare in determining the grant-date fair value of Sharecare’s equity awards. For 2023 (and as previously disclosed in the Form 8-K filed with the SEC on May 31, 2023), the amount includes 25% of cash salary each NEO voluntarily elected to forgo starting May 31, 2023 (the “RSU Salary Swap”) plus an additional amount equal to 25% of the amount of cash salary such NEO elected to forgo. The aggregate value for each NEO is comprised of three or four grants, as described in further detail in the section “2023 Equity Awards” below. With respect to the PSU grants, the maximum value of such award at the grant date, assuming that the highest level of performance conditions will be achieved, was: $6,000,000 for Jeff Arnold and $3,250,000 for each of Justin Ferrero and Dawn Whaley.

[1]

Messrs. Arnold and Ferrero and Ms. Whaley are eligible to receive 2023 annual cash bonus incentive payments in accordance with the terms of their respective Employment Agreements (as defined herein). As of the date of this Preliminary Proxy Statement, the Compensat ion and Human Capital Committee had not made determinations regarding 2023 annual cash bonus incentive payments. The Compensation and Human Capital Committee is expected to make final determinations of annual cash bonus incentive payments in April 2024 and we will disclose such amounts in the Definitive Proxy Statement. See below section “Annual Performance Bonus” for further details.

(4)	Amounts in this column for 2023 are detailed in the table below:

Name	401(k) Match/pension ($)	Life insurance ($)	Disability insurance ($)	Medical insurance ($)	Total all other compensation ($)

Jeff Arnold	2,100	2,914	1,344	28,800	35,158

Justin Ferrero	0	1,870	1,134	12,022	15,026

Dawn Whaley	2,100	1,870	1,134	27,210	32,314

Narrative Disclosure to Summary Compensation Table

For 2023, the compensation program for Sharecare’s NEOs consisted of base salary, cash bonuses and equity awards in the form of RSUs and PSUs.

Base Salary

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with each NEO’s responsibilities, experience and performance in relation to the marketplace. The NEOs were entitled to the following annual base salaries in 2023:

Name	2023 Base Salary ($) (1)	Salary after RSU Salary Swap ($) (1)

Jeff Arnold	700,000	525,000

Justin Ferrero	450,000	337,500

Dawn Whaley	450,000	337,500

(1)

Salary amounts listed in the first column have not been adjusted for the voluntary reduction of each NEO’s salary by 25% pursuant to the RSU Salary Swap. The second column shows such adjusted salaries. Annual performance bonus amounts (discussed below) remained based on the “2023 Base Salary” shown in the first column.

Annual Performance Bonus

Annual cash performance bonus opportunities (“Performance Bonus”) are awarded to incentivize the NEOs to achieve annual financial and operating performance milestones, as determined by the Committee at the beginning of each year. For 2023, each NEO was eligible to receive a Performance Bonus tied to revenue (50%) and EBITDA (50%) targets previously approved by the Committee, with a target opportunity equal to 100% of the NEO’s base salary, and with an over-performance maximum payout amount of 200% of base salary. Performance Bonuses for each NEO were earned at [x]% of target.

2023 Equity Awards

Below is a summary of the equity grants made in 2023 to each of Jeff Arnold, Justin Ferrero and Dawn Whaley under the Incentive Plan. All such grants were made following a recommendation from the Committee or Board of Directors, as applicable. The equity grants are also subject to the terms and conditions of the Incentive Plan and the applicable award agreements.

Name	Annual RSU Grant (a)(#)	Annual PSU Grant (a)(#)	RSU Salary Swap Grant (b)(#)	Arnold Transition RSU Grant (c)(#)

Jeff Arnold	3,765,691	1,255,311	151,910	4,604,357

Justin Ferrero	2,039,749	679,917	97,657	—

Dawn Whaley	2,039,749	679,917	97,657	—

(a)

As previously disclosed in the Form 8-K filed with the SEC on January 30, 2023, amount represents the equity awards granted to such NEOs on January 25, 2023, consisting of 75% RSUs and 25% PSUs. The RSUs will vest in three equal annual installments on the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment with the Company through each vesting date. The PSUs provide for cliff vesting at the end of the three-year performance period subject to certification of performance results, with the number of shares to be issued based on annual achievement of specified revenue and EBITDA margin targets and subject to the NEO’s continued employment with the Company through the vesting date.

(b)	Represents the number of RSUs granted on June 9, 2023 under the RSU Salary Swap plus RSUs equal to 25% of the amount of cash salary such NEO elected to forgo.
(c)

As previously disclosed in the Form 8-K filed with the SEC on November 9, 2023, represents the one-time RSU grant made to Mr. Arnold on November 8, 2023 in connection with his transition from CEO to Executive Chairman. The RSUs vest quarterly over a three-year period.

Benefits and Perquisites

Sharecare provides benefits to its NEOs on the same basis as provided to all of its employees, including health, dental and vision insurance, life insurance, accidental death and dismemberment insurance, short-and long-term disability insurance and the opportunity to participate in a tax-qualified Section 401(k) plan. Sharecare does not maintain any executive-specific benefit or perquisite programs, except the Change in Control Plan (as defined below) which became effective on January 25, 2023 and provides certain severance and benefits to the NEOs and certain other Sharecare employees upon certain qualifying terminations in connection with a change in control. See page 43 for a more detailed discussion of the Change in Control Plan.

Retirement Benefits

Sharecare sponsors a tax-qualified Section 401(k) plan for all employees, including the NEOs. Sharecare makes matching contributions to the plan equal to participants’ elective contributions up to a maximum matching contribution of $2,100 per employee. Sharecare does not provide employees, including its NEOs, any other retirement benefits, including but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at Fiscal 2023 Year End

The following table provides information about the outstanding equity awards held by Sharecare’s NEOs as of December 31, 2023:

		Option Awards							Stock Unit Awards
Name (a)	Grant Date	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (d)		Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)(1)		Market Value of 2023 shares or units of stock that have not vested ($) (h)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)(2)

Jeff Arnold	2/25/2015	3,096,469	—		—		1.05	2/25/2025	—		—	—		—
	5/6/2016	35,630	—		—		1.05	5/6/2026	—		—	—		—
	3/29/2018	5,160,814	—		—		1.05	3/29/2028	—		—	—		—
	4/21/2020	3,183,817	—		—		1.45	4/21/2030	—		—	—		—
	10/26/2020	17,362,182	1,857,852	(3)	—		1.45	10/26/2030	—		—	—		—
	8/13/2021	960,657	1,901,315	(4)	—		10.00	8/13/2031	—		—	—		—
	8/13/2021	—	—		5,296,518	(5)	10.00	8/13/2031	—		—	—		—
	1/25/2023	—	—		—		—	—	3,765,691		4,066,946	—		—
	3/29/2023	—	—		—		—	—	209,205	(6)	225.942	418,410	(6)	451,883
	6/9/2023	—	—		—		—	—	151,910		164,063	—		—
	11/8/2023	—	—		—		—	—	4,604,357		4,972,706	—		—

Justin Ferrero	2/25/2015	1,639,802	—		—		1.05	2/25/2025	—		—	—		—
	3/29/2018	2,733,042	—				1.05	3/29/2028	—		—	—		—
	4/21/2020	1,685,969	—		—		1.45	4/21/2030	—		—	—		—
	10/26/2020	3,872,169	983,796	(3)			1.45	10/26/2030	—		—	—		—
	8/13/2021	950,656	475,330	(4)	—		10.00	8/13/2031	—		—	—		—
	8/13/2021	—			2,648,259	(5)	10.00	8/13/2031	—		—	—		—
	1/25/2023	—	—		—		—	—	2,039,749		2,202,929	—		—
	3/29/2023	—	—		—		—	—	113,320	(6)	122,385	226,639	(6)	244,770
	6/9/2023	—	—		—		—	—	97,657		105,470	—		—

Dawn Whaley	2/25/2015	1,639,802	—		—		1.05	2/25/2025	—		—	—		—
	3/29/2018	2,733,042	—				1.05	3/29/2028	—		—	—		—
	4/21/2020	1,685,969	—		—		1.45	4/21/2030	—		—	—		—
	10/26/2020	3,872,169	983,796	(3)			1.45	10/26/2030	—		—	—		—
	8/13/2021	950,656	475,330	(4)	—		10.00	8/13/2031	—		—	—		—
	8/13/2021	—			2,648,259	(5)	10.00	8/13/2031	—		—	—		—
	1/25/2023	—	—		—		—	—	2,039,749		2,202,929	—		—
	3/29/2023	—	—		—		—	—	113,320	(6)	122,385	226,639	(6)	244,770
	6/9/2023	—	—		—				97,657		105,470	—		—

(1)	Such unvested RSUs vest 25% on each of the first four anniversaries of the applicable grant date, subject to the NEO’s continued employment.

(2)	The values represented in this column have been calculated by multiplying $1.08, the closing price of our common stock on December 29, 2023, by the number of unvested shares of RSUs and PSUs.

(3)

Such unvested stock options become fully vested and exercisable upon the consummation of a Qualified Transaction at a certain Per Share Price (each as defined in each respective award agreement). Approximately fifty-five percent (55%) of such unvested stock options expired and therefore were canceled and forfeited back to the Company on January 1, 2024.

(4)	Such unvested stock options vest and become exercisable on the third anniversary of the grant date, subject to the NEO’s continued employment.

(5)

Performance-vesting stock options that vest and become exercisable in 11 equal tranches, subject to satisfaction of both a stock price performance hurdle and a service requirement. Each tranche will satisfy its stock price performance hurdle if: (i) the average of the daily closing prices of a share of common stock reported on the Nasdaq Global Select Market during any 60 consecutive trading day period concluding on or prior to the fifth anniversary of the grant date; and (ii) the daily closing price during any 40 trading days within such 60 trading day period, meets that tranche’s stock price performance hurdle. The stock price performance hurdle for the first tranche is $15.00 (an increase of 50% over $10.00), and each subsequent tranche requires a further increase in the $10.00 base stock price of 25%, with tranche two requiring a stock price of $17.50 and tranche eleven a stock price of $40.00.

(6)

Such unvested PSUs will cliff vest at the end of the three-year performance period when performance is certified, subject to the NEO’s continued employment. The number of shares or units reported and the payout value reported are based upon achieving the threshold performance level, which is 50% of the amount of PSUs granted.

Employment Agreements

On August 12, 2021, Sharecare entered into employment agreements with each of the NEOs (each, an “Employment Agreement”), effective as of August 13, 2021 (the “Effective Date”). The Employment Agreements replaced previous employment agreements between the NEOs and Sharecare that had been in place prior to the completion of the Business Combination.

Each Employment Agreement has an initial term commencing on the Effective Date and ending on December 31, 2023 (the “Initial Term”) and will thereafter be automatically extended for successive one-year terms on each anniversary of the Effective Date following the end of the Initial Term, unless Sharecare or the NEO gives prior written notice of nonrenewal. Pursuant to their respective Employment Agreements, Mr. Arnold is entitled to an annual base salary of $700,000 and Mr. Ferrero and Ms. Whaley are each entitled to an annual base salary of $450,000, in each case, subject to annual review and adjustment. Each NEO is also eligible to receive a Performance Bonus based on the achievement of performance milestones, as determined by the Committee with respect to each year. For fiscal year 2023, each NEO received a Performance Bonus with a target opportunity equal to 100% of Executive’s base salary, and with an over-performance maximum payout amount of 200% of base salary.

Each Employment Agreement also subjects the applicable NEO to certain covenants, including confidentiality obligations and certain non-competition restrictions for a period of 12 months following the NEO’s termination.

Sharecare, Inc. 2021 Omnibus Incentive Plan

In connection with the consummation of the Business Combination, Sharecare’s stockholders approved the Sharecare, Inc. 2021 Omnibus Incentive Plan (which we refer to herein as the “Incentive Plan”). The Incentive Plan is administered by the Committee, except with respect to matters that are not delegated to the Committee by the Board (whether pursuant to committee charter or otherwise). Pursuant to the terms of the Incentive Plan, the Committee has the authority to select, from among eligible participants, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The Committee has the authority to amend, suspend or terminate the Incentive Plan; provided that no such action affects or materially impairs the rights of a participant under an outstanding award without the consent of such participant. Eligible employees, non-employee directors and other service providers of Sharecare are eligible to participate in the Incentive Plan if selected by the Committee to receive an award under the Incentive Plan. The awards under the Incentive Plan may consist of stock options, stock appreciation rights, restricted and unrestricted stock and stock units, restricted stock units, performance awards, dividend equivalents and other awards that are convertible into or otherwise based on our common stock, as the Committee may determine. See “Equity Compensation Plan Information” for additional information regarding the shares available for future issuance under the Incentive Plan.

Potential Payments Upon Termination or Change of Control

The NEO Employment Agreements and equity award agreements for each of Sharecare’s NEOs provide for post-termination benefits in a variety of circumstances. The amount of compensation payable in some cases may vary depending on the nature of the termination, whether as a result of termination with or without cause, termination for good reason and in the event of disability or death of the NEO. The following summarizes and are qualified in their entirety by the full text of the applicable agreements to which Sharecare’s NEOs are parties.

Under each NEO’s Employment Agreement, if the employment is terminated by Sharecare without “cause” (as defined in each Employment Agreement), or the NEO terminates his or her employment for “good reason” (as defined in each Employment Agreement, and which includes Sharecare’s non-renewal of the Employment Agreement), the NEO will be entitled to receive the Accrued Amounts (as defined below), the Pro Rata Bonus (as defined below) and severance payments equal to (a) 12 months (the “Severance Period”) of base salary in effect at the time of the NEO’s termination of employment, plus (b) 100% of the Performance Bonus based on actual performance for the year of termination. However, in the event that the employment is terminated by the Company without cause, or by Executive terminates his or her employment for good reason within 12 months following a “change in control” (as defined in each Employment Agreement), he or she will instead be entitled to receive the Accrued Amounts, the Pro Rata Bonus and change in control severance payments equal to (i) 18 months (the “CIC Severance Period”) of base salary in effect at the time of the NEO’s termination of employment, plus (ii) 150% of the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the NEO’s termination of employment. In connection with any termination by Sharecare without cause, or if the NEO terminates his or her employment for good reason, the NEO will also be entitled to reimbursement of the monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) that is in excess of active employee rates for such coverage during the Severance Period or the CIC Severance Period, as applicable, or until the NEO becomes eligible for health benefits through a subsequent employer, if earlier. The payment of severance and the COBRA benefit is subject to the NEO’s execution of a release of claims in favor of Sharecare and the NEO’s continued compliance with the restrictive covenants contained in the Employment Agreement.

Each Employment Agreement provides that, if the applicable NEO’s employment is terminated due to death or “disability” (as defined in each Employment Agreement), he or she (or his or her estate) will be entitled to receive (a) any accrued and unpaid base salary through the date of termination, (b) any amounts payable to the NEO for previously completed years in respect of the NEO’s Performance Bonus that have not been paid as of the date of termination, (c) reimbursement for any reimbursable business expenses, (d) payment for any accrued but unused vacation time and (e) such other benefits as may be provided under the terms of Sharecare’s benefits plans (collectively, the “Accrued Amounts”). In addition, the NEO (or his or her estate) will be entitled to receive an amount equal to the amount payable to the NEO in respect of the NEO’s Performance Bonus for service in the year in which the NEO’s termination occurs, based on actual performance through to the end of the year of termination, and pro-rated for the portion of such year occurring through the date of the NEO’s termination (the “Pro Rata Bonus”). If the NEO’s employment is terminated by Sharecare for cause, or the NEO terminates his or her employment without good reason, the NEO will only be entitled to receive the Accrued Amounts.

Additionally, all shares of common stock underlying any unvested options granted under the Incentive Plan will generally be forfeited upon termination of the NEO’s employment in accordance with the terms of each NEO Option Notice. Vested stock options generally will be exercisable for 90 days following termination of employment, one year following a termination of employment due to death or disability or 45 days following a voluntary termination of employment without good reason. However, if an NEO’s options are continued, assumed or substituted in connection with a covered transaction (as defined in the Incentive Plan), on a termination of employment by Sharecare without cause, or if the NEO terminates his or her employment for good reason, in each case within the 24 months following the covered transaction, then the NEO’s unvested time-vesting stock options and any remaining tranche of performance-vesting options will vest and become exercisable upon the NEO’s termination of employment.

Each of Sharecare’s NEOs also received stock options pursuant to the Sharecare, Inc. 2010 Equity Incentive Plan and the Sharecare, Inc. 2020 Equity Incentive Plan (collectively, the “Plans”) prior to the consummation of the Business Combination, which were assumed by Sharecare and converted into a stock option to acquire common stock administered under the Incentive Plan but with the same terms and conditions as applied to the stock options immediately prior to the Business Combination (subject adjustment of the shares underlying such option and per share exercise price in accordance with the Merger Agreement). The individual award agreements for stock options previously awarded under the Plans contained provisions for accelerated vesting of certain of the awards upon termination without Cause, resignation for Good Reason and Change in Control (in each case as defined in the applicable Employment Agreement). In each case where accelerated vesting is triggered, such stock options become 100% vested. In the case of performance based stock options, such options continue to be eligible for vesting in accordance with their respective vesting schedule (despite such without cause termination or good reason resignation).

In November 2023 and as previously disclosed in the Form 8-K filed with the SEC on November 9, 2023, the terms of Mr. Arnold’s outstanding unvested equity awards were amended to provide for acceleration of vesting in the event of Mr. Arnold’s termination as Executive Chair without cause or resignation for good reason (in each case, as defined in his employment agreement).

2023 Change in Control Plan

On January 25, 2023, Sharecare adopted the Sharecare, Inc. Change in Control Plan (the “Change in Control Plan”) pursuant to which the NEOs and certain other executives are eligible to participate. The Change in Control Plan replaces and supersedes any change in control provisions described above in the NEO Employment Agreements. The Change in Control Plan provides, among other things, that if the NEO either is terminated by the Company without “cause” other than due to disability or death or terminates his or her employment with the Company for “good reason” within two years following a “change in control” (commonly referred to as “double-trigger”), the NEO is entitled to severance in an amount equal to the sum of (a) the NEO’s annual base salary and (b) the NEO’s target bonus, multiplied by one and one half, two or three, depending on the NEO. Mr. Arnold’s multiplier is three and the multiplier for Mr. Ferrero and Ms. Whaley is two. In addition, in connection with a qualifying termination, each NEO is entitled to (i) a pro-rated bonus payment for the year of termination, (ii) a payment in an amount equal to 24 times the monthly COBRA charge and the ability to be covered by the Company’s group health plan for such period, and (iii) the vesting of equity and long-term awards. For time-based awards and their replacement awards, if any, all unvested awards will immediately vest upon a qualifying termination. For performance-based awards, awards will generally vest and settle at the greater of target and actual performance upon a qualifying termination. The foregoing benefits will be paid or provided only if the NEO signs a general release of claims and complies with the restrictive covenants contained in the Change in Control Plan.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(1)	Weighted-average exercise price of outstanding options (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)

Equity compensation plans approved by security holders	141,225,272	$3.00	20,728,957

Equity compensation plans not approved by security holders	—	—	—

Total	141,225,272	$3.00	20,728,957

(1)	Column (a) includes shares issuable pursuant to outstanding stock options, RSUs and PSUs awarded under the Incentive Plan.

(2)	RSUs and PSUs are not reflected in the exercise price in column (b), as RSUs and PSUs do not have an exercise price.

(3)

The number of shares of common stock available for issuance under the Incentive Plan will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of stock outstanding on December 31st of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of stock.

DIRECTOR COMPENSATION

Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served on the Board in 2023. Our Founder and Executive Chairman, Mr. Arnold, does not receive additional compensation for his services as a director (his compensation as an executive is discussed above and detailed in the Summary Compensation Table).

Name	Fees earned or paid in cash ($) (3) (4)	Stock Awards ($) (5) (6)	Total ($)

Jeff Allred	62,541	190,000	252,541

John H. Chadwick	100,000	190,000	290,000

Sandro Galea	63,226	190,000	253,226

Kenneth R. Goulet	60,000	190,000	250,000

Brent Layton(1)	45,000	190,000	235,000

Veronica Mallet	61,089	190,000	251,089

Alan G. Mnuchin	60,000	190,000	250,000

Rajeev Ronanki	38,589	190,000	228,589

Jeffrey Sagansky	55,000	190,000	245,000

Nicole Torraco(2)	—	—	—

(1)	As of January 2024, Mr. Layton is no longer considered a non-employee director (due to his role as CEO). However, amounts reflected above were all earned for the 2023 year.

(2)	Ms. Torraco did not join the Board until March 2024 and therefore did not receive compensation from Sharecare in 2023.

(3)

The amounts displayed in this column include cash compensation that certain directors (detailed below) elected to forego for April through December 2023 in accordance with the RSU Salary Swap program. Such RSUs vested in three equal installments on August 15, 2023, November 15, 2023 and February 15, 2024.

Electing Director	Fees Forgone in lieu of RSUs ($)

Jeff Allred	45,000

John Chadwick	75,000

Ken Goulet	60,000

Brent Layton	45,000

Alan Mnuchin	45,000

Rajeev Ronanki	37,500

(4)

As a result of changes in Committee composition in November 2023, certain compensation was adjusted upward or downward for the applicable director for compensation payable for the remainder of the year. With respect to Mr. Goulet and Mr. Layton, amounts displayed include the grant date value of such RSU issuance in lieu of cash comp, which were later adjusted downward upon vesting and settlement. See the Form 4s filed with the SEC for Mr. Goulet and Mr. Layton on February 20, 2024.

(5)

The amounts represent the aggregate grant-date fair value of RSUs granted to each director, computed in accordance with FASB’s ASC Topic 718. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included in the 2023 Annual Report, for a discussion of the assumptions made by Sharecare in determining the grant-date fair value of Sharecare’s equity awards. Each RSU was awarded to the applicable director on May 17, 2023 and is scheduled to vest on the earlier of: (a) the Annual Meeting and (b) May 17, 2024, subject to continued service through the vesting date.

(6)

As of December 31, 2023, each non-employee director then serving held 131,034 RSUs under the Incentive Plan. In addition, Messrs. Mnuchin, Sagansky and Goulet also held 121,019 RSUs under the Incentive Plan that each of them elected to defer in 2022 pursuant to the Deferral Plan (defined below). Lastly, Mr. Goulet and Dr. Galea held 712,585 and 61,570 options to purchase common stock, respectively, that represent Legacy Sharecare option awards assumed by Sharecare at closing of the Business Combination.

Director Compensation Program

In connection with the Business Combination, the Committee adopted a new board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Sharecare stock to further align their interests with those of Sharecare’s stockholders. The program provides the following compensation for non-employee directors since the Business Combination:

•	An annual cash retainer of $50,000;

•

An additional annual cash retainer of $22,500 for the chair of the Audit Committee, $20,000 for the chair of the Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee;

•

An additional annual cash retainer of $10,000 for other members of the Audit Committee, $7,500 for other members of the Committee and $5,000 for other members of the Nominating and Corporate Governance Committee;

•	An additional annual cash retainer of $30,000 for serving as Lead Director, and

•	An annual equity award with a target grant date fair value of $190,000 with newly elected directors being eligible for a pro-rated award.

Each equity award described above will vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders, subject to continued service, or in such other circumstances as set forth in the applicable award agreement.

Sharecare’s Founder and Executive Chairman, Mr. Arnold, does not receive any additional compensation for his service as a director (his compensation as an executive is discussed above and detailed in the Summary Compensation Table). Sharecare’s Chief Executive Officer, Mr. Layton, has not received any additional compensation for his service as a director since he was hired as Chief Executive Officer in January 2024.

In November 2023, the composition of each Board committee changed. With respect to the: (1) Audit Committee, Mr. Layton and Mr. Goulet stepped down and Mr. Allred was elected to serve as Chair of the Audit Committee; (2) the Compensation and Human Capital Committee, Mr. Goulet stepped down and was replaced by Dr. Mallett and Mr. Ronanki; and (3) Nominating and Corporate Governance Committee, Dr. Galea was promoted to Chair with Mr. Allred continuing to serve on such committee, but just as a member. Accordingly, each director’s compensation was adjusted for the remainder of the year consistent with their new roles.

Non-Employee Director Deferral Plan

On August 5, 2022, the Board, upon recommendation of the Committee, approved the Sharecare, Inc. Non-Employee Director Deferral Plan (the “Deferral Plan”), effective August 5, 2022. The Deferral Plan allows certain non-employee directors of the Company to elect to defer the receipt of fees and settlement of RSUs they receive as directors, as may be permitted by the Committee. In 2023, non-employee directors were permitted to defer settlement of stock received on vesting of the RSUs granted to them in 2023 under the Deferral Plan. Any stock received on vesting of the RSUs that is deferred under the Deferral Plan does not accrue interest or earnings. Stock that is deferred under the Deferral Plan is paid in a lump sum within 30 days after a non-employee director’s “separation from service” (as defined in the Deferral Plan).

GENERAL INFORMATION

STOCK OWNERSHIP

The following table sets forth information known to Sharecare regarding the beneficial ownership of our common stock as of April 16, 2024 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors, including our director nominees;

•	each of our NEOs; and

•	all of our directors and current executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock before this offering is based on 362,199,113 shares of common stock issued and outstanding as April 16, 2024.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding	Percentage of Voting Power**

Directors and NEOs:

Alan G. Mnuchin(1)	2,600,538	*	*

Jeff Sagansky(2)	1,970,531	*	*

Jeff Arnold(3)(4)	41,255,960	10.48%	10.29%

John Chadwick(5)	37,211,125	10.27%	10.07%

Ken Goulet(3)(6)	1,262,603	*	*

Rajeev Ronanki(3)(7)	154,506	*	*

Dr. Sandro Galea(3)(8)	332,623	*	*

Jeffrey Allred(3)(9)	705,385	*	*

Dr. Veronica Mallett(3)(10)	271,053	*	*

Brent Layton(3)(11)	623,642	*	*

Nicole Torraco(3)	—	—	—

Justin Ferrero(3)(12)	13,183,035	3.53%	3.47%

Dawn Whaley(3)(13)	13,253,257	3.55%	3.48%

All directors and executive officers as a group (15 persons) (14)	114,991,439	30.61%	30.03%

5% Beneficial Owners

Entities Affiliated with Claritas Capital(5)	37,211,125

BlackRock, Inc.(15)	22,976,079

*	Represents less than 1%.
**

Percentage of total voting power represents voting power with respect to all shares of common stock and Series A Preferred Stock (on an as-converted basis), as a single class. The Series A Preferred Stock represent less than 5% of the total voting power of Sharecare. See “Series A Preferred Stock” below for additional information. In addition, pursuant to the Earnout Escrow Agreement (as defined herein), entered into in connection with the Business Combination, an aggregate 2,213,000 shares (the “Earnout Shares”) are currently held in escrow subject to forfeiture if certain earn-out conditions are not satisfied. For so long as the Earnout Shares are held in escrow, the Earnout Escrow Agent (as defined in the Earnout Escrow Agreement) shall vote the Earnout Shares solely as directed in writing by Sponsor (in the case of the Sponsor Earnout Shares (1,713,000 shares)) and the Stockholder Representative (in the case of the Stockholder Earnout Shares (1,500,000 shares)). See “Certain Relationships and Related Party Transactions – Related Party Transactions – Earnout Escrow Agreement” on page 50.

(1)

Consists of (i) 1,067,773 shares of common stock issuable upon exercise of warrants, (ii) 1,280,712 shares of common stock, and (iii) 252,053 restricted stock units that such holder has elected to defer pursuant to the Deferral Plan. The registered holders of the referenced securities are Alan Mnuchin and MMT Capital Holdings LLC. The business address for these securityholders is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(2)

Consists of (i) 791,467 shares of common stock issuable upon exercise of warrants, and (ii) 927,011 shares of common stock, and (iii) 252,053 restricted stock units that such holder has elected to defer pursuant to the Deferral Plan. Mr. Sagansky’s business address is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(3)	The business address of each of these stockholders is 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305.

(4)

Consists of (i) 9,612,557 shares of common stock, (ii) 30,740,226 options to purchase common stock currently exercisable or exercisable within 60 days of April 16, 2024, and (iii) 903,177 restricted stock units that will vest within 60 days of April 16, 2024. The registered holders of the referenced securities are Jeffrey Arnold, Arnold Media Group, LLC and JT Arnold Enterprises II, LLLP. Mr. Arnold is the beneficial owner and has sole voting and investment power over the referenced securities.

(5)

Consists of (i) 37,044,462 shares of common stock, (ii) 35,629 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of April 16, 2024 and (iii) 131,034 restricted stock units that will vest within 60 days of April 16, 2024. The registered holders of the referenced securities are the following funds and a managed account under management by entities controlled by John H. Chadwick, founder and partner of Claritas Capital, LLC: Claritas Dozoretz Partners, LLC, Claritas Capital Fund IV, LP, Claritas Irby, LLC, Claritas Opportunity Fund 2013, LP, Claritas Opportunity Fund II, LP, Claritas Sharecare CN Partners, LLC. Claritas Opportunity Fund IV, L.P., Claritas Cornerstone Fund, LP, Claritas Sharecare 2018 Notes, LLC, Claritas Sharecare Notes, LLC, Claritas Sharecare 2019 Notes LLC, Claritas Opportunity Fund V, L.P., Claritas SC Bactes Partners, LLC, Claritas SC Partners, LLC, Claritas Sharecare F3 LLC, Claritas Sharecare-CS Partners, LLC, Claritas Frist Partners, LLC, Claritas Sharp Partners, LLC, Claritas Sharecare Partners LLC, Claritas Irby Partners II, LLC and Claritas Capital Management Services, Inc (collectively, including the managed account, the “Claritas Entities”). 19,000 of the 36,876,499 shares of common stock are directly held by Mr. Chadwick. On behalf of the Claritas Entities, Mr. Chadwick has voting and investment power over the shares held by the Claritas Entities through his control of the entities that manage the Claritas Entities, which are: Claritas Capital, LLC, Claritas Capital SLP-V, GP, CC Partners IV, LLC, CC SLP V, GP, Claritas Capital EGF-V Partners, LLC, Claritas Capital EGF-IV Partners, LLC, Claritas Opportunity Fund Partners II, LLC, CC Partners IV, LLC, CC SLP IV, GP, CC SLP V, GP, Claritas SCB SLP, GP, CC Partners V, LLC, Claritas SC-SLP GP and Claritas Capital EGF-IV Partners, LLC (he controls Claritas Capital Management Services, Inc. as a director and as its president rather than through a managing entity). Mr. Chadwick expressly disclaims beneficial ownership of all securities held by the Claritas Entities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal address for Claritas Capital is 30 Burton Hills Boulevard, Suite 100, Nashville, TN 37215.

(6)

Consists of (i) 297,965 shares of common stock, (ii) 712,585 options to purchase common stock currently exercisable or exercisable within 60 days of April 16, 2024, (iii) 131,034 restricted stock units that will vest within 60 days of April 16, 2024, and (iv) 121,019 restricted stock units that such holder has elected to defer pursuant to the Deferral Plan.

(7)	Consists of (i) 23,472 shares of common stock, and (ii) 131,034 restricted stock units that will vest within 60 days of April 16, 2024.

(8)

Consists of (i) 61,570 options to purchase common stock currently exercisable or exercisable within 60 days of April 16, 2024, (ii) 140,019 shares of common stock, and (iii) 131,034 restricted stock units that such holder has elected to defer pursuant to the Deferral Plan.

(9)

Consists of (i) 574,351 shares of common stock and (ii) 131,034 restricted stock units that will vest within 60 days of April 16, 2024. The registered holders of the referenced securities are Jeffrey A. Allred, Jeffrey A. Allred IRA and Griffeon Capital Partners LLC.

(10)	Consists of (i) 140,019 shares of common stock and (ii) 131,034 restricted stock units that such holder has elected to defer pursuant to the Deferral Plan.

(11)	Consists of (i) 492,608 shares of common stock, and (ii) 131,034 restricted stock units that vest within 60 days of April 16, 2024.

(12)

Consists of (i) 2,276,984 shares of common stock, (ii) 10,881,636 options to purchase common stock currently exercisable or exercisable within 60 days of April 16, 2024, and 24,415 restricted stock units that will vest within 60 days of April 16, 2024. The registered holders of the referenced securities are Justin Ferrero, Arnold Media Group, LLC and JL Ferrero Enterprise LLLP. Mr. Ferrero is the beneficial owner and has sole voting and investment power over the referenced securities.

(13)

Consists of (i) 2,347,203 shares of common stock and (ii) 10,881,639 options to purchase common stock currently exercisable or exercisable within 60 days of April 16, 2024, and 24,415 restricted stock units that will vest within 60 days of April 16, 2024. The registered holders of the referenced securities are Dawn Whaley, Arnold Media Group, LLC and Queen B Family Management Company, LLLP. Mrs. Whaley is the beneficial owner and has sole voting and investment power over the referenced securities.

(14)

Consists of an aggregate (i) 55,831,269 shares of common stock, (ii) 1,870,740 shares of common stock issuable upon exercise of warrants, (iii) 54,756,267 options to purchase common stock currently exercisable or exercisable within 60 days of April 16, 2024 and (iv) 2,533,163 restricted stock units that will vest within 60 days of April 16, 2024 (including those RSUs that have been deferred pursuant to the Deferral Plan). Percentage voting power includes the Stockholder Earnout Shares.

(15)

As of December 31, 2023, based on information provided in Schedule 13G with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”) in which BlackRock reported that it has sole voting power with respect to 22,976,079 shares of common stock and sole power to dispose of, or direct the disposition of, 23,576,926 shares of common stock. The address for BlackRock is 55 East 52nd Street New York, NY 10055.

Series A Convertible Preferred Stock

At the closing of the Business Combination, the Company issued 5,000,000 shares of Series A Preferred Stock upon conversion of Legacy Sharecare’s Series D redeemable convertible preferred stock (the “Series D Preferred Stock”) pursuant to terms of the Merger Agreement. All of the Series A Preferred Stock is held of record by Blue Cross of California, an affiliate of Anthem. As of April 16, 2024, the Series A Preferred Stock is convertible into 5,000,000 shares of common stock, which represents approximately 1.35% of the voting power of Sharecare. The holder of the Series A Preferred Stock is entitled to vote together with the holders of the common stock as a single class on each matter submitted for a vote or consent by the holders of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Earnout Escrow Agreement

In connection with the consummation of the Business Combination, at Closing, Sharecare, the Stockholder Representative, the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent, entered into the Earnout Escrow Agreement pursuant to which the Sponsor delivered 1,713,000 shares of common stock, formerly FCAC Class B Common Stock (the “Sponsor Earnout Shares”) held by Falcon Equity Investors LLC (the “Sponsor”), into escrow and Sharecare delivered 1,500,000 newly issued shares of common stock (the “Company Earnout Sharers”) (including 448,355 shares underlying the contingent options) into escrow, in each case, that are subject to forfeiture if certain earn-out conditions described more fully in the earnout escrow agreement dated July 1, 2021 (the “Earnout Escrow Agreement”) are not satisfied. If the earnout conditions are fully satisfied, the Sponsor Earnout Shares and the Company Earnout Shares will be released to the Sponsor and the Legacy Sharecare stockholders who received shares of common stock or contingent options as a result of the Business Combination, respectively.

The Earnout Shares will be released and delivered such that:

•

one-half of such shares will be released if the volume-weighted average price of shares of the common stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days or Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $12.50 per share and

•

one-half of such shares will be released if the volume-weighted average price of shares of common stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days or Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $15.00 per share, in each case on or prior to the fifth anniversary of the Business Combination (the “Closing Date”). If such conditions have not been satisfied following the fifth anniversary of the Closing Date, any earnout shares remaining in the earnout escrow account shall be automatically released to Sharecare for cancellation and neither the members of the stockholder earnout group nor the Sponsor shall have any right to receive such earnout shares or any benefit therefrom.

Registration Rights Agreement

In connection with the consummation of the Business Combination, at Closing, FCAC, Sharecare, the Sponsor, certain FCAC stockholders and certain Legacy Sharecare stockholders entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement became effective immediately upon the Closing of the Business Combination.

Pursuant to the Registration Rights Agreement, Sharecare will be required to register for resale securities held by the stockholders party thereto. Sharecare will have no obligation to facilitate more than (1) three demands, made by the Sponsor, or its affiliates, that Sharecare register such stockholders’ securities and (2) three demands, made by the Sharecare stockholders that Sharecare register such stockholders’ securities, in each case, after the expiration of applicable lock-up periods with respect to such securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by Sharecare. Sharecare will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by Sharecare of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Sharecare, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Other Sharecare Related Party Transactions

During November 2016, we approved a strategic alliance with Five Star. Mr. Arnold, our Chief Executive Officer, and Mr. Chadwick, both stockholders and members of our Board, are also stockholders and members of the board of directors of Five Star. Pursuant to Sharecare’s strategic alliance with Five Star, Sharecare and Five Star developed a customer service training application which used our voice technology software and have recently collaborated in connection with Sharecare’s Health Security product. Five Star made a payment in the aggregate amount of approximately $45,000 during the year ended December 31, 2023, with respect to leasing of certain office space from us.

The Series A Preferred Stock is held by a customer that employed Mr. Ronanki, a member of our Board, until April 2023. Revenues recognized from the customer during the year ended December 31, 2023 totaled $18.9 million. As of December 31, 2023, $13.0 million in receivables were outstanding from this former related party. Additionally, as of December 31, 2023, current assets included $0 associated with this related party. For the year ended December 31, 2023, the Company paid $0 related to administration fees and stop-loss coverage for employee health insurance to this former related party.

During the third quarter of 2022, we entered into a revenue contract with the Series A Preferred Stockholder to provide patient advocacy services. We also entered into separate agreements to purchase distinct goods and services. These agreements are now subject to a dispute. Separate from the above disclosed amounts, revenue recognized related to these distinct services for the year ended December 31, 2023 totaled $27.9 million. For the year ended December 31, 2023, the $27.9 million of revenue recognized includes the effects of the $6.2 million contract asset impairment, which was recorded as a reduction to revenue, as described below. Cost of sales totaled $28.6 million for the year ended December 31, 2023. Amounts paid under the agreements that were not determined to be distinct were recorded as a reduction of revenues. As of December 31, 2023, there were $34.3 million in receivables, $0 of current and long-term contract assets, $51.1 million in accounts payable and accrued expenses, and $0 of long-term liabilities recorded in connection with these distinct agreements. The contract assets are being amortized as a reduction of revenue over the contract term. Revenue for the year ended December 31, 2023 included $7.5 million of amortization of such contract assets.

Mr. Layton, a member of our Board and current Chief Executive Officer, in 2023 previously served as Senior Advisor to the CEO of a customer of the Company as well as President and Chief Operating Officer of such customer. As of December 31, 2023, $1.0 million in receivables were outstanding from the customer and revenues recognized for the year ended December 31, 2023 totaled $3.9 million.

The Company employs an immediate family member of Dawn Whaley, our President and Chief Marketing Officer. This individual received approximately $236,000 in compensation in 2023, which consisted of base salary, equity awards and other benefits. The compensation paid was determined based on the individual’s education and experience and is comparable to the compensation paid to employees in similar positions that were not related to Ms. Whaley.

In addition, the Company employs an immediate family member of Jeff Arnold, our Founder and Executive Chairman. This individual received approximately $166,000 in compensation in 2023, which consisted of base salary, equity awards and other benefits. The compensation paid was determined based on the individual’s education and experience and is comparable to the compensation paid to employees in similar positions that were not related to Mr. Arnold.

Related Party Transaction Policy

Upon consummation of the Business Combination, the Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions (as defined below).

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of the Board;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of voting stock of Sharecare; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review Related Person Transactions.

Under the Related Person Transaction policy, the Related Person in question or, in the case of transactions with a beneficial holder of more than 5% of Sharecare’s outstanding voting securities, an officer with knowledge of a proposed transaction, is required to present information regarding the proposed Related Person Transaction to the audit committee (or to another independent body of the Board) for review. To identify Related Person Transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering Related Person Transactions, the audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the Related Person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of Sharecare;

•	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to us and in our best interests.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of our Company. All Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2024, except that form 4s were filed late on (a) February 8, 2023 for Michael Blalock and (b) July 5, 2023 for Brent Layton, each as a result of an administrative error.

2023 ANNUAL REPORT TO STOCKHOLDERS

Our 2023 Annual Report and Proxy Statement are posted on our website at investors.sharecare.com. If any person who was a beneficial owner of the common stock or Series A Preferred Stock of the Company on April 16, 2024 desires a copy of the 2023 Annual Report, including the exhibits thereto, the Company will provide such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of April 16, 2024 and should be directed to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, GA 30305, Attention: Secretary. The Company’s 2023 Annual Report, including the exhibits thereto, is also available through the SEC’s website at www.sec.gov.

OTHER BUSINESS

The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. If any other matters are properly introduced at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may present proposals for action or submit nominations for election of directors at a future annual meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable. In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our 2025 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices no later than [x], 2025 and must comply with the provisions of SEC Rule 14a-8 and our Bylaws. Stockholders wishing to bring a proposal or nominate a director at the 2025 Annual Meeting of Stockholders but not include it in our proxy materials must provide written notice of such proposal to our Secretary at our principal executive offices between February 13, 2025 and March 15, 2025 and comply with the other applicable provisions of our Bylaws. To comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 within the time period prescribed in the advance notice provisions of our Bylaws.

By Order of the Board,

Jeff Arnold
Founder & Executive Chairman

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

ANNUAL MEETING

WHAT ARE THE PROXY MATERIALS AND WHY AM I RECEIVING THEM?

The accompanying proxy is delivered and solicited on behalf of the Board, in connection with our Annual Meeting to be held virtually on June 13, 2024, at 10:00 a.m., Eastern Time. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to provide you with information relevant to the voting of your shares at the Annual Meeting. The proxy materials include this Proxy Statement and our 2023 Annual Report and have been made available to you by either mail or Notice.

All stockholders and beneficial owners may access the proxy materials at www.proxydocs.com/SHCR. In addition, this Proxy Statement and our 2023 Annual Report are available on our investor relations website located at investors.sharecare.com. If you would like to receive a paper copy of our proxy materials at no charge, please write to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, GA, 30305, Attention: Secretary.

WHAT IS “HOUSEHOLDING” OF THE ANNUAL MEETING MATERIALS?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold shares registered directly in your name. You can notify the Company by sending a written request to the Secretary at the Company’s address set forth in the 2024 Notice of Annual Meeting or by calling us at (404) 671-4000.

WHAT IS NOTICE AND ACCESS AND WHY DO WE ELECT TO USE IT?

As permitted by the SEC, Notice and Access provides companies with the ability to make proxy materials available to stockholders electronically over the Internet. We have elected to provide our stockholders with the Notice instead of mailing a full set of paper proxy materials in the mail. The Notice is a document that provides instructions regarding how to:

① View our proxy materials on the Internet

② View your shares

③ Request paper copies of these materials, including the proxy card or voting instruction card

On or about [x], 2024, we began mailing the Notice to beneficial owners and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders who received the Notice may choose to access our proxy materials on the website referenced in the Notice or may request a paper set of our proxy materials. You may also choose to receive future proxy materials by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the proxy materials.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Board has fixed the close of business on April 16, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 362,199,113 shares of our common stock and 5,000,000 shares of our Series A Preferred Stock were outstanding and entitled to vote at the Annual Meeting. The holders of our Series A Preferred Stock have the right to vote together as a single class with the holders of our common stock on each matter submitted for a vote or consent by the holders of the common stock, and the Series A Preferred Stock of each holder will entitle each such holder to be treated as if such holder were the holder of record, as of the record date for this Annual Meeting, of a number of shares of common stock equal to the number of shares of common stock that would be issuable upon conversion of such Series A Preferred Stock assuming such Series A Preferred Stock were converted with a conversion date occurring on such record date. Aside from our common stock and Series A Preferred Stock, we have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals named as proxies on the proxy card in one of the manners listed on the proxy card or to vote at the Annual Meeting.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to and including the date of the Annual Meeting, at our corporate headquarters located at 255 East Paces Ferry Road NE, Suite 700, Atlanta, GA, 30305.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares using the methods prescribed by your broker, bank or other nominee on the voting instruction card you received with the proxy materials. Like stockholders of record, beneficial owners are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	Elect the three Class III nominees named in this Proxy Statement as Class III directors for a term expiring at the 2027 Annual Meeting of Stockholders.

Proposal 2:	Approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio in the range of 1-for-5 to 1-for-20, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than the first anniversary of the Annual Meeting, and a reduction in the authorized shares of our Common Stock.

Proposal 3:	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Other Proposals:	Conduct such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

HOW DOES THE BOARD RECOMMEND I VOTE ON THESE PROPOSALS?

Proposal 1:	“FOR” each of the three Class III nominees named in this Proxy Statement as Class III directors for a term expiring at the 2027 Annual Meeting of Stockholders.

Proposal 2:	“FOR” an amendment to our Fourth Amended and Restated Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio in the range of 1-for-5 to 1-for-20, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than the first anniversary of the Annual Meeting, and a reduction in the authorized shares of our Common Stock.

Proposal 3:	“FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Other Proposals:	At the discretion of Justin Ferrero, Carrie Ratliff and Colin Daniel, the persons designated as proxies for the Annual Meeting, either “FOR”, “AGAINST” or “ABSTAIN” with regard to any other business that may properly come before the Annual Meeting.

As of the date hereof, the Board is not aware of any other business to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, Justin Ferrero, Carrie Ratliff and Colin Daniel, the persons designated as proxies for the Annual Meeting, will vote the shares represented at the Annual Meeting in accordance with their judgment on those matters.

HOW MANY SHARES ARE NEEDED TO HOLD THE ANNUAL MEETING?

A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is present.

WHAT VOTES ARE REQUIRED TO APPROVE EACH OF THE PROPOSALS?

Proposal(1)	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes(2)

Election of Class III Directors	Plurality	No effect	No effect

Approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio in the range of 1-for-5 to 1-for-20, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than the first anniversary of the Annual Meeting, and a reduction authorized shares or our Common Stock.	Majority of outstanding capital stock	Vote against	No Effect

Ratification of the selection of Ernst & Young LLP as our independent public accounting firm	Majority of votes cast	No effect	There will be no broker non-votes

(1)

With regard to Proposal 1, stockholders may vote their shares “FOR” any or all of the nominees for director or may “WITHHOLD” their vote with respect to any or all of the nominees. With regard to Proposal 2 and 3, stockholders may vote “FOR” or “AGAINST” the proposal or may “ABSTAIN” from voting with regard to each proposal. A plurality vote is required for the election of directors, which means that the nominees receiving the highest number of “FOR” votes will be elected. “WITHHOLD” votes will have no effect on the election of the nominees in Proposal 1 because they are not considered votes cast for the foregoing purpose.

(2)

A “broker non-vote” occurs when a broker holding shares for a street name holder submits a valid proxy but does not vote on a particular proposal because the broker has not received voting instructions from the stockholder for whom it is holding shares and does not have discretionary authority to vote on the matter. Broker non-votes will have no effect on Proposal 1 because broker non-votes are not considered a vote cast for purposes of determining a plurality. Brokers will have discretionary authority to vote on Proposal 3, so there will be no broker non-votes.

HOW DO I VOTE?

You may hold company shares in multiple accounts and therefore receive more than one set of the Proxy Materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the proxy materials.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Continental Stock Transfer & Trust Company, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.

By Telephone	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person (Virtual)	You may also vote in person virtually by attending the meeting through www.proxydocs.com/SHCR. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting in advance and provide the control number located on your Notice or proxy card. See “How can I attend the Annual Meeting” below for further information.

Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

WILL AN IN PERSON ANNUAL MEETING BE HELD?

No, we have determined that the Annual Meeting held in a virtual-only meeting format, via live webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board and management.

WHAT ARE THE BENEFITS OF A VIRTUAL ANNUAL MEETING?

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees.

Stockholders of record and beneficial owners as of the close of business on the record date, April 16, 2024, will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.

HOW CAN I ATTEND THE ANNUAL MEETING?

Only stockholders of record and beneficial owners of shares of our common stock and Series A Preferred Stock as of the close of business on the record date, April 16, 2024, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 13, 2024, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

CAN I ASK QUESTIONS AT THE ANNUAL MEETING?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

WHAT HAPPENS IF THE ANNUAL MEETING IS POSTPONED OR ADJOURNED?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.

HOW WILL MY PROXY BE VOTED?

Proxies are being solicited on behalf of the Board for use at the Annual Meeting. All valid proxies that are not revoked will be voted as specified by the stockholder authorizing the proxy. In the absence of instructions, the shares of the common stock and Series A Preferred Stock represented by valid proxies will be voted “FOR” the election of the persons named in this Proxy Statement as nominees for director of the Company and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

HOW DO I CHANGE OR REVOKE MY PROXY?

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting in person virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting virtually.

WHO WILL COUNT AND CERTIFY THE VOTES?

Representatives of Mediant and our Secretary will count the votes and certify the election results.

WHEN AND WHERE WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

The accompanying proxy is solicited by the Board. All costs of the solicitation of proxies will be borne by us, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. To reduce costs, we primarily solicit proxies via Notice and Access. We are also soliciting proxies by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

SHARECARE, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Sharecare, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.   The name of the Corporation is Sharecare, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 5, 2020 under the name “Falcon Capital Corp I”.

2.   The First Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 22, 2020 (the “First A&R Certificate”). The Second Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 23, 2020 (the “Second A&R Certificate”). The Third Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on September 21, 2020 (the “Third A&R Certificate”). The Fourth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on July 1, 2021 (the “Fourth A&R Certificate”).

3.   The Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Fourth A&R Certificate (this “Certificate of Amendment”), declaring this Certificate of Amendment to be advisable and calling for this Certificate of Amendment to be submitted to the stockholders of the Corporation for its approval.

4.   Pursuant to the resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted at an annual meeting of the stockholders of the Corporation held on [●], 2024, in accordance with the provisions of Section 242 of the DGCL.

5.   The Fourth A&R Certificate is therefore hereby amended as follows:

(a) Section 4.1 of Article IV of the Fourth A&R Certificate is amended and restated to read in its entirety as follows:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [●] shares, consisting of (a) [●] shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 15,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Upon effectiveness (the “Effective Time”) of this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation, each [●] shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall automatically and without any further action by the Corporation or the holder thereof, be reclassified, combined, converted and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without increasing or decreasing the par value of each share of Common Stock (such reclassification and combination of shares of Common Stock, the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. In lieu thereof, stockholders who otherwise would be entitled to receive fractional share interests of Common Stock shall be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share of Common Stock as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. Each book entry position or stock certificate that immediately prior to the Effective Time represented shares of Common Stock, shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such book entry position or stock certificate shall have been reclassified and combined, subject to the elimination of fractional interests set forth above, pursuant to the Reverse Stock Split.”

6.   All other provisions of the Fourth A&R Certificate shall remain in full force and effect.

7.   This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer on [●], 2024.

SHARECARE INC.

BY:
Name:	Brent Layton
Title:	Chief Executive Officer

June 13, 2024

10:00 a.m., Eastern Time

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Sharecare, Inc. Internet: www.proxypush.com/SHCR • Cast your vote online Annual Meeting of Stockholders • • Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 16, 2024 Phone: Thursday, June 13, 2024 10:00 AM, Eastern Time 1-866-520-2722 Annual Meeting to be held live via the internet - please visit • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/SHCR for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Eastern Time, June 13, 2024. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SHCR This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Carrie Ratliff, Justin Ferrero and Colin Daniel (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sharecare, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares through the Company’s 2021 Omnibus Incentive Plan (the “Plan”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in the Plan for which voting instructions are not received by May 31st at 5:00 PM ET, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Sharecare, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Elect the three Class III nominees named in the accompanying Proxy Statement as Class III directors for a term expiring at the 2027 Annual Meeting of Stockholders. FOR WITHHOLD 1.01 Jeff Arnold FOR #P2# #P2# 1.02 John Chadwick FOR #P3# #P3# 1.03 Rajeev Ronanki FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to FOR effect a reverse stock split of all of the outstanding shares of our common stock at a ratio in the #P5# #P5# #P5# range of 1-for-5 to 1-for-20, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than the first anniversary of the Annual Meeting, and a reduction in the authorized shares of our common stock. 3. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public FOR accounting firm for the fiscal year ending December 31, 2024. #P6# #P6# #P6# NOTE: Consider such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/SHCR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date